Exhibit 99.1

BANK OF OAK RIDGE

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

Prepared by:

Gentry Locke Rakes & Moore, LLP

P.O. Box 40013

Roanoke, VA 24022-0013

(540) 983-9300

PLAN NUMBER: 002

THIS DOCUMENT IS COPYRIGHTED UNDER THE LAWS OF THE UNITED STATES. ITS USE, DUPLICATION OR REPRODUCTION, INCLUDING THE USE OF ELECTRONIC MEANS, IS PROHIBITED BY LAW WITHOUT THE EXPRESS CONSENT OF THE AUTHOR.

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BANK OF OAK RIDGE

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

Bank of Oak Ridge, a corporation organized under the laws of the State of North Carolina, hereinafter referred to as the “Employer”, in order to enable participating Employees to continue to share in the growth and prosperity of the Employer and to provide Participants with an opportunity to accumulate capital for their future economic security, does hereby establish an Employee Stock Ownership Plan and Trust, herein referred to as the “Plan,” to be maintained for the benefit of its eligible Employees on the terms and conditions described hereinafter.

ARTICLE I

EFFECTIVE DATE, PURPOSE AND LEGAL EFFECT

Section 1.1. Effective Date. The effective date of the Plan as set forth hereinbelow is January 1, 2010.

Section 1.2. Purpose of Plan. The primary purpose of the Plan and Trust is to enable Participants to acquire a proprietary interest in the Employer and to develop in its Employees an increased interest in the Employer’s successful operation; and it is the intention of the Employer that the contributions made by it, together with the income and dividends thereon, shall be accumulated and made available to such Employees all as set forth hereinafter. Employer contributions to the Trust together with dividends and income thereon will be primarily invested in Employer Stock.

Section 1.3. Legal Effect. This Plan is an Employee Stock Ownership Plan as defined in Section 4975(e) of the Internal Revenue Code and intended to qualify under Section 401(a) of the Internal Revenue Code.

ARTICLE II

DEFINITIONS

The following words and phrases, when used herein, shall have the meanings set forth below unless otherwise clearly required by the context:

Section 2.1. Act. The Employee Retirement Income Security Act of 1974, as amended.

Section 2.2. Adjustment Date. The last day of each Plan Year.

Section 2.3. Beneficiary. The individual, person or persons, entity or entities designated by a Participant or Former Participant to receive the balance of his accounts, if any, after his death.

Section 2.4. Board. The Board of Directors of Bank of Oak Ridge, unless the context clearly indicates that the Board of Directors of any adopting Related Employer is intended also.

Section 2.5. Break in Service. The failure of an Employee to complete more than 500 Hours of Service during a Plan Year. Such break shall be effective as of the last day of the Plan Year in which such event occurs.

Section 2.6. Cash Subaccount. The balance posted to the record of each Participant or Beneficiary consisting of any Employer contributions consisting of cash or cash dividends which have been paid with respect to Employer Stock allocated to his Employer Stock Account earnings on short term investments which shall have been deposited in his Cash Subaccount pending investment in Employer Stock, and any other investments in assets other than Employer Stock.

Section 2.7. Code. The Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

Section 2.8. Committee. The Employee Stock Ownership Plan Committee named by the Board to administer the Plan as provided in Article XI.

Section 2.9. Compensation. Compensation shall be Code Section 6041/6051 and 6052 Reportable Wages defined as follows: all remuneration received by an Employee for services performed for the Employer which are required to be reported on Form W-2. Compensation shall include any amount deferred under an Elective Deferrals Agreement which is not includible in the gross income of a Participant under Code Section 125 in connection with a cafeteria plan, Code Section 402(e)(3) in connection with a cash or deferred plan, Code Section 402(h)(1)(B) in connection with a Simplified Employee Pension Plan, and Code Section 403(b) in connection with a tax-sheltered annuity plan. A Participant’s wages includes remuneration defined in Code Section 3401(a) as “Wages” and all other remuneration paid to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Such amount must be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)]. For Limitation Years beginning after December 31,

1997, for purposes of applying the limitations of this paragraph, Compensation paid or made available during such Limitation Year shall include any Elective Deferral [as defined in Code Section 402(g)(3)], and any amount which is contributed or deferred by the Employer at the election of the Employee and any amount which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1) or 403(b).

The foregoing notwithstanding, Compensation shall exclude reimbursement or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation (other than deferrals specific above) and welfare benefits.

Also, for purposes of applying the limitations of Article IX, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a Participant who is permanently and totally disabled [as defined in Code Section 22(e)(3) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled Participant may be taken into account only if contributions made on behalf of such Participant are nonforfeitable when made.

Annual Compensation of each Participant to be taken into account for determining all benefits provided under the Plan shall not exceed $200,000 as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(b) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

If Compensation for any prior determination period is taken into account in determining an Employee’s benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the annual compensation limit in effect for that prior determination period.

Effective for Plan years beginning after December 31, 2008, Compensation includes differential pay actually received by Employees who are called to active duty in the uniformed services, notwithstanding any election to the contrary that may have been made pursuant to an amendment to comply with the final Code Section 415 Regulations. Differential pay is compensation paid by the Employer equal to the difference between the Employee’s Compensation paid by the Employer and Employee’s military compensation. This paragraph shall only apply if all Employees are receiving differential pay on a reasonably equivalent basis, are eligible to participate in the Employer’s Plan, and may make contributions based on the payments on reasonably equivalent terms.

For purposes of Employee and Employer make-up contributions under USERRA, Compensation during the period of military service shall be deemed to be the Compensation the Employee would have received during such period if the Employee were not in qualified military service, based on the rate of pay the Employee would have received from the Employer but for the absence due to military leave. If the Compensation the Employee would have received during the leave is not reasonably certain, Compensation will be equal to the Employee’s average Compensation from the Employer during the twelve (12) month period immediately preceding the military leave or, if shorter, the Employee’s actual period of employment with the Employer.

Section 2.10. Cost Subaccount. The balance posted to the record of each Participant or Beneficiary consisting of the average cost of shares of Employer Stock purchased during the Plan Year and allocated to his Employer Stock Account.

Section 2.11. Date of Employment. The first date on which an Employee completes an Hour of Service.

Section 2.12. Date of Reemployment. The first date on which an Employee completes an Hour of Service following a termination of employment or Break in Service.

Section 2.13. Direct Rollover. A payment by the Plan directly to an Eligible Retirement Plan specified by the Distributee; provided, however, that if the Distributee is a non-spouse beneficiary such payment shall be limited to an Individual Retirement Account.

In the case of an Eligible Rollover Distribution to a non-spouse designated Beneficiary as defined in Article XIV of the Plan, an Eligible Retirement Plan is an individual retirement plan or individual retirement annuity as defined in Code Sections 408(a) and 408(b). A Direct Rollover of a distribution by a non-spouse Beneficiary is a rollover of an Eligible Rollover Distribution for purposes of Code Section 402(c) only. Accordingly, the distribution is not subject to the Direct Rollover requirements of Code Section 401(a)(31), or the mandatory withholding requirements of Code Section 3405(c). If an amount is distributed from the Plan and is received by a non-spouse Beneficiary, the distribution is not eligible for rollover treatment.

If, with respect to any portion of a distribution from the Plan of a deceased Participant’s vested account balance, a direct trustee-to-trustee transfer is made to an individual retirement plan as described in Code Section 402(c)(8)(B)(i) or (ii), established for the purpose of receiving the distribution on behalf of an individual who is a designated Beneficiary of the deceased Participant and who is not his or her surviving spouse or a spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order (1) the transfer shall be treated as an Eligible Rollover Distribution; (2) the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity [within the meaning of Code Section 408(d)(3)(C)]; and (3) Code Section 401(a)99)(B) [other than Code Section 409(a)(9)(B)(iv)] shall apply to such individual retirement plan. For purposes of this paragraph, to the extent provided in rules prescribed by the Treasury Regulations, a trust maintained for the benefit of one or more designated beneficiaries shall be treated in the same manner as a designated Beneficiary. For Plan Years beginning on or after January 1, 2010, a non-spouse beneficiary must be given the opportunity to perform a Direct Rollover of any otherwise eligible amounts distributed to them.

Section 2.14. Distributee. An Employee or former Employee. In addition, a Distributee shall include the Employee’s or former

Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. A Distributee shall also include a non-spouse beneficiary.

Section 2.15. Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code and a plan under Section 457(b) of the Code which is maintained by a state, political subdivision of state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code.

An Eligible Retirement Plan shall include a Roth IRA as described in Code Section 408A; however, for taxable years beginning prior to January 1, 2010, the income restrictions that apply to a rollover from a traditional IRA into a Roth IRA will continue to apply to participant accounts described in Article VII other than a Roth Elective Deferral Account.

Section 2.16. Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any Hardship Withdrawals received after December 31, 1998; the portion of any distribution that would not be includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

Section 2.17. Employee. Any person who is employed by the Employer. An individual shall only be treated as an Employee if he or she is reported on the payroll records of the Employer or an employer who is a member of the same controlled group or affiliated service group as a common law employee.

Section 2.18. Employee Rollover Account. The balance posted to the record of each participant or Beneficiary consisting of his Employee Rollover Contributions, and adjustments as of each Adjustment Date. No funds in a Participant’s Employee Rollover Account may be used to purchase Employer Stock.

Section 2.19. Employee Rollover Contribution. A contribution made by a Participant of an amount distributed to such Participant from another Eligible Retirement Plan as defined in Section 2.15 hereinabove.

Section 2.20. Employer. Bank of Oak Ridge, a North Carolina corporation, which is a “C” corporation for federal income tax purposes, with principal offices located in Oak Ridge, North Carolina, and adopting Related Employers.

Section 2.21. Employer Stock. (1) Shares of common stock issued by the Employer (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market. (2) If there is no common stock which meets the requirements of (1), the term “Employer Stock” means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights.

Section 2.22. Employer Stock Account. The balance posted to the record of each Participant or Beneficiary consisting of his allocated share of Employer contributions of Employer Stock, shares of Employer Stock purchased by the Trust with funds from his Cash Subaccount and dividends paid in the form of Employer Stock with respect to shares which have been previously allocated to such Employer Stock Account. Each Employer Stock Account shall be subdivided into a Cash Subaccount, a Cost Subaccount and a Number of Shares Subaccount.

Section 2.23. Entry Date. The first day of each Plan Year or the first day of the seventh month of the Plan Year coinciding with or immediately following the date the eligibility requirements of Section 3.1 are met.

Section 2.24. Forfeiture. The non-vested portion of a Participant’s Employer Stock Account.

Section 2.25. Former Participant. Any person who terminates employment or otherwise ceases to be a Participant but whose interest in the Trust Fund has not been wholly distributed.

Section 2.26. Fund or Trust Fund. The total of the contributions made pursuant to the Plan by the Employer and held by the Trustee in the Trust created hereby, increased by any profits or income thereto, and decreased by any loss or expense, if any, incurred in the administration of the Trust or payments therefrom under the Plan.

Section 2.27. Highly Compensated Employee. Any Employee who performs service for the Employer during the determination year who:

(a)	was a five percent (5%) owner at any time during the immediate prior year or determination year; or

(b)	during the immediate prior year, received Compensation from the Employer in excess of $80,000 [as adjusted pursuant to Code Section 415(d)] and was a member of the Top-Paid Group for such year.

Highly Compensated Employee includes Highly Compensated active Employees and Highly Compensated former Employees. For purposes of determining the Employer relative to any Employee and his status as a Highly Compensated Employee such Employer shall be the entity actually employing the Employee and shall include all other entities aggregated with such Employer under § 414(b), (c), (m) or (o) of the Code and treated as a single employer.

For the determination of who is a Highly Compensated Employee, the applicable year of the Plan for which a determination is being made is called a determination year and the preceding twelve (12) month period is called a look-back year. Employees who do not meet the Highly Compensated Employee definition are considered Non-Highly Compensated Employees.

A Highly Compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status in effect for that determination year, in accordance with Section 1.414(q)-1T,A-4 of the temporary Income Tax Regulations and IRS Notice 97.45.

Section 2.28. Hour of Service.

(a)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed.

(b)	Each hour for which an Employee is paid or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, or leave of absence. No more than 501 hours shall be credited under this paragraph for any single continuous period during which no duties are performed whether or not such period occurs in a single computation period.

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d)	Each hour which is required to be credited to an Employee for military service under applicable law and regulations and which is not otherwise credited under this Section.

(e)	Where the Employer maintains the Plan of a predecessor Employer, service for such predecessor Employer shall be treated as service with the Employer.

(f)	Hours under this Section shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations, which are incorporated herein by this reference.

(g)	Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred, an Employee or former Employee who is absent from work for maternity or paternity leave shall receive credit either for the Hours of Service, as described in subsections (a) - (f) above, which would otherwise have been credited to such Employee or former Employee but for such absence, or in any case in which such Hours of Service cannot be determined, eight Hours of Service per day of absence. The total number of Hours of Service credited under this subsection (g) shall not exceed 501. Hours of Service pursuant to this paragraph shall be credited in the computation period during which the absence begins if doing so would prevent a Participant from incurring a one-year Break in Service in that computation period. In any other case, these hours shall be credited in the following computation period. For purposes of this paragraph, an absence from work for maternity or paternity leave means an absence (1) by reason of pregnancy of the Employee or former Employee, (2) by reason of the birth of a child of the Employee or former Employee, (3) by reason of placement of a child with the Employee or former Employee in connection with the adoption of such child by such Employee or former Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. Notwithstanding the above, no credit shall be given for Hours of Service pursuant to this subsection (g) unless the Employee or former Employee furnishes sufficient information to the Plan Administrator or the Committee to establish that the absence is due to maternity or paternity leave and the number of days of such absence.

Section 2.29. Limitation Year. The limitation year shall be the Plan Year. If the Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, the Plan is treated for purposes of this section as if the Plan was amended to change its Limitation Year. As a result of this deemed Amendment, the Code Section 415(c)(1)(A) dollar limit must be prorated under the short Limitation Year rules.

Section 2.30. Normal Retirement Age. Age 65.

Section 2.31. Normal Retirement Date. The first day of the month coincident with or next following the Normal Retirement Age of the Participant.

Section 2.32. Number of Shares Subaccount. The balance posted to the record of each Participant or Beneficiary consisting of the number of whole and fractional shares purchased by or allocated to his Employer Stock Account.

Section 2.33. Participant. An Employee who has met the requirements of Article III and who is not a Former Participant.

Section 2.34. Plan. The Bank of Oak Ridge Employee Stock Ownership Plan and Trust.

Section 2.35. Plan Administrator. The Employer

Section 2.36. Plan Year. The twelve-month period commencing on January 1 and ending December 31 each year.

Section 2.37. Qualified Employee. Except as otherwise limited below, any Employee. In no event shall employees who are non-resident aliens, who are covered by a collective bargaining agreement where retirement benefits are subject to good faith collective bargaining, a “leased employee,” as defined in Code Section 414(n)(2), or who are deemed to be “casual employees” as determined by the Employer, be a Qualified Employee.

Section 2.38. Qualifying Year of Service. For the purpose of participation, the 12-consecutive month period beginning on an Employee’s Date of Employment or Date of Reemployment during which he completes at least 1,000 Hours of Service. After the initial 12-consecutive month period, a Qualifying Year of Service shall mean any Plan Year beginning with the Plan Year which includes the first anniversary of his Date of Employment or Date of Reemployment during which he completes at least 1,000 Hours of Service.

Section 2.39. Related Employer. A corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a)(1), (a)(2) and (a)(3) of the Internal Revenue Code) of which the Employer is also a member and any other trade or business, whether or not incorporated, which is under “common control” (within the meaning of Section 414(c) of the Internal Revenue Code) with the Employer and/or all members of an Affiliated Service Group within the meaning of Section 414(m) of the Code. Provided, however, for purposes of Section 7.3, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Section 1563(a)(1) of the Code.

Section 2.40. Top-Paid Group. The group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such year. For purposes of determining the number of Employees in the group (but not who is in it), the following Employees shall be excluded:

(a)	Employees who have not completed 6 months of Service.

(b)	Employees who normally work less than 17 1/2 hours per week.

(c)	Employees who normally do not work more than 6 months during any year.

(d)	Employees who have not attained age 21.

(e)	Employees who are nonresident aliens and who receive no earned income which constitutes income from sources within the United States.

Section 2.41. Trustee. The bank, trust company, other financial institution, or individual or individuals holding and managing the Fund according to the terms of the Bank of Oak Ridge Employee Stock Ownership Plan and Trust Agreement.

Section 2.42. Valuation Date. The last day of the each Plan Year.

Section 2.43. Year of Service. For the purposes of vesting and contributions, a Plan Year during which an Employee has completed at least 1,000 Hours of Service, subject to the following qualifications and exceptions:

(a)	For purposes of vesting, all service with the Employer prior to January 1, 2010 is to be excluded.

(b)	In the case of a Participant who has no vested interest in his Employer Stock Account, Years of Service before any period of consecutive one-year Breaks in Service shall be disregarded if the number of consecutive one-year Breaks in Service equals or exceeds the greater of five or the aggregate number of Years of Service before such period. Any Years of Service disregarded pursuant to the previous sentence shall also be disregarded when applying the provisions of that sentence to a subsequent period of Breaks in Service.

(c)	For purposes of vesting and subject to the limitations of subparagraph (a) hereinabove, Years of Service, as determined above, with a Related Employer, during the period the companies are related, shall be considered Years of Service with the Employer.

(d)	A Participant shall be credited with Years of Service for purposes of vesting and contributions for all periods of qualified military service. Notwithstanding any provision of this plan to the contrary, contributions, benefits, and service credits with respect to qualified military service will be provided in accordance with Section 414(u) of the Code effective as of December 12, 1994.

Section 2.44. Gender and Number. The masculine gender shall be deemed to include the feminine, and the singular shall include the plural unless otherwise clearly required by the context.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

Section 3.1. Eligibility. Except as otherwise provided in Section 3.2, a Qualified Employee who has completed one Qualifying Year of Service and has attained age twenty-one (21) shall become a Participant at the time specified in Section 3.2.

Section 3.2. Participation. All Qualified Employees who are employed by the Employer on December 31, 2010 shall automatically become Participants in the Plan as of that date. Any Qualified Employee who has not yet become a Participant or whose Date of Employment commences on or after January 1, 2011 and who has satisfied the requirements of Section 3.1 shall become a Participant on the Entry Date as set forth in Section 2.23 hereinabove.

A Qualified Employee who terminates employment after meeting the requirements of Section 3.1 but who has not yet become a Participant in the Plan and who is rehired before incurring a one-year Break in Service shall be eligible to become a Participant on the first Entry Date coinciding with or next following his Date of Reemployment. A Participant who terminates employment after meeting the requirements of Section 3.1 and is rehired by the Employer shall become a Participant as of his Date of Reemployment.

Section 3.3. Transfer to or from Eligible Class of Employees. In the event a Participant is no longer a Qualified Employee and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate immediately upon again becoming a Qualified Employee. If such a Participant incurs a Break in Service, eligibility to participate will be determined under the Break in Service rules of Section 3.2 above.

In the event an Employee who is not a Qualified Employee becomes a Qualified Employee, such Employee will participate immediately if such Employee has satisfied the minimum service requirements and would otherwise have previously become a Participant.

Section 3.4. Service with a Related Employer. Service with a Related Employer not adopting this Plan shall be considered service with the Employer when determining if a Qualified Employee has completed a Qualifying Year of Service.

A Participant who transfers employment to a company which is a Related Employer not adopting this Plan shall remain covered by the Plan, but such Former Participant shall share in Employer contributions only to the extent of his service as a Participant. For vesting purposes, such Former Participant shall continue to accrue Years of Service hereunder. If such Former Participant is transferred again to the Employer, he shall be eligible to participate in the Plan on his date of transfer. If such individual remains in the employ of a Related Employer not adopting this Plan until his termination of employment, his benefits shall be calculated based on the provisions of Articles V and VI.

Section 3.5. Service as a Leased Employee. Each “leased employee” defined as any person who is not an employee of the Employer who performs services for the Employer or Related Employer pursuant to an agreement between the Employer and any other person in accordance with Section 414(n) of the Code, on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the recipient Employer shall be considered an Employee or an employee of a Related Employer as appropriate for purposes of determining if this Plan satisfies the minimum coverage requirements of Code Section 410(b) . An individual will be considered to have performed services on a substantially full-time basis if that individual is credited with the lesser of 1,500 Hours of Service or 75% of the hours of service that are customarily performed by an employee in that particular position effective as of the first day of the first plan Year beginning after December 31, 1996.

If this Plan fails to meet the coverage requirements of Code Section 410(b) because “leased employees” are not Qualified Employees then “leased employees” who are considered Employees as provided in this Section shall become Qualified Employees and shall receive credit for service and credited service performed for the Employer while a “leased employee” and prior to the existence of the employee leasing agreement.

If a “leased employee” becomes eligible to participate by being hired in a capacity other than as a “leased employee” service, while a “leased employee,” shall be considered when determining such Employee’s Qualifying Years of Service and Years of Service.

ARTICLE IV

CONTRIBUTIONS

Section 4.1. Employer Contributions. The Employer shall contribute to the Trust for each Plan Year such amount as the Board shall determine; provided, however, that the Employer contribution for any Plan Year shall not exceed an amount which would cause the limitations of Section 7.3 to be violated, and provided further, that the total contribution for any such Plan Year shall not exceed the maximum amount deductible by the Employer for such Plan Year for federal income tax purposes.

The level of Employer Discretionary Contributions made to the Trust may reflect the separate profits of each Related Employer participating in the Plan and such separate contributions shall be allocated to the Participants who are eligible Employees of the contributing Related Employer, provided that the contributions of each Related Employer, to the extent less than or greater than the contributions of the other Related Employers, qualify under the provisions of Code §§ 401(a)(4) and 410(b).

In the event there is an Exempt Loan, pursuant to Section 8.1 outstanding, the Employer contribution for a Plan Year shall not be less than the amount required to enable the Trust to discharge any indebtedness payable during the Plan Year in connection with such Exempt Loan that cannot be satisfied from cash dividends paid to the Trust with respect to Employer Stock.

For each Plan Year during the duration of any such indebtedness, the number of securities released must equal the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction, the numerator and denominator of which shall be selected by the Employer in accordance with the provisions of Section 8.1 hereof.

Employer contributions may be made in cash, Employer Stock, or other property deemed acceptable to the Trustee at the discretion of the Board. The Employer contribution will be paid to the Trust on or before the due date for filing the Employer’s federal income tax return for the year, including any extensions as of such due date.

Section 4.2. Participant Contributions. No Participant contributions to the Plan shall be required or permitted.

Section 4.3. Allocation of Employer Contributions Among Participants Accounts. Except as may otherwise be limited by the provisions of Section 4.6 hereinbelow, as of each Adjustment Date, the Employer contributions shall be allocated among the accounts of Participants employed on the last day of the Plan Year and who completed a Year of Service or who retired, died or became disabled during the Plan Year irrespective of whether a Year of Service was completed, in the same proportion that each Participant’s Compensation for such Plan Year bears to the total Compensation of all Participants for such Plan Year; said allocation to be made in accordance with the provisions of Section 7.2(f).

Notwithstanding the preceding, for purposes of this Section 4.3, a Participant’s Compensation used in determining his allocable portion of the Employer Contributions for the Plan

Year shall only include his Compensation for that period of time while a Participant in the Plan. For an Employee who became a Participant in the Plan due to employment on December 31, 2010, the Compensation to be used in determining his allocable portion of the Employer Contributions for the Plan Year ending December 31, 2010 shall be such Participant’s Compensation for the full Plan Year or from the date of such Participant’s employment if employed during such Plan Year, whichever is less.

Section 4.4. Limitations on Selling Shareholder. In the event the Employer is a “C” corporation for federal income tax purposes and except as provided hereinbelow, if a shareholder of the Employer sells Employer Stock to the Trust and elects (with the consent of the Employer) nonrecognition of gain under Section 1042 of the Code, no portion of the Employer Stock purchased in such transaction (or any dividends or other income attributable thereto) may be allocated during the period beginning on the date of the sale of Employer Stock ending on the later of: the ten-year period following the date of sale or (ii) the date of the plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale (“nonallocation period”) to the accounts of:

(1)	the selling shareholder who makes an election under Section 1042 of the Code; or

(2)	his spouse, brothers or sisters (whether by the whole or half blood), ancestors or certain lineal descendants (unless such lineal descendant qualifies under the exception provided in Code § 409(n)(3)(A)), or any other person who bears a relationship to him which described in Section 267(b) of the Code.

In addition, during the nonallocation period, no portion of the Employer Stock purchased in such transaction (or any dividends or other income attributable thereto) may thereafter be allocated to the Accounts of any shareholder owning (as determined under Section 318(a) of the Code, without regard to Section 318(a)(2)(B)(i) of the Code), during the entire one-year period preceding the purchase or on an Adjustment Date, more than 25% of the outstanding Employer Stock or more than 25% of the value of the outstanding Employer stock.

To the extent that a Participant is subject to the allocation limitation described in this Section 4.4 for a Plan Year, he shall not share in the allocation of Employer contributions and Forfeitures.

The limitations of this Section 4.4 shall be applicable to a shareholder of an Employer classified as an “S” corporation for federal income tax purposes pursuant to § 1361 et. seq. of the Code, a member of his family as defined in § 267(c)(4) of the Code, or a corporation in which he owns stock representing a fifty percent (50%) or greater interest to the extent an eligible shareholder may have previously sold Employer Stock to the Plan prior to the election of “S” tax status.

Section 4.5. Transfers Among Qualified Plans. A Qualified Employee who has been a member of another Eligible Retirement Plan may, with the consent of the Board, transfer assets from the said former plan to the Trust Fund for this Plan upon such time as the Qualified Employee becomes a Participant in this Plan. Such transferred assets will be fully vested at all times and may be transferred to the Plan of a successor employer at the request of the Former Participant and with the consent of the successor employer, or such assets of a Former Participant may be transferred to an individual retirement account at the request of the Former Participant. For purposes of any direct transfer pursuant to this Section 4.5, the term “Eligible Retirement Plan” shall be deemed to include such plan or arrangements described in Section 2.15 hereinabove. Any such transferred assets shall be held in a separate account in the name of the Participant and shall reflect the net earnings or net losses of the Trust Fund. Such assets may be commingled for investment purposes and invested in the same manner as other assets of the Trust Fund.

Section 4.6. Prohibited Allocations to Disqualified Persons in Non-Allocation Year. To the extent the Employer has made the election to be classified as an “S” corporation for federal income tax purposes pursuant to §1361 et. seq. of the Code, no portion of the assets of the Plan attributable to (or allocable in lieu of) Employer Stock may, during a non-allocation year, accrue or be allocated directly (or indirectly under any Plan of the Employer meeting the requirements of §401(a) of the Code) for the benefit of any disqualified person. Any allocation of Employer Stock (or other assets in lieu of Employer Stock) that would be made to a Participant who is not a disqualified person prior to any allocation but who, because of such allocation, would become a disqualified person individually or as a member of an attribution group or who is a disqualified person during any Plan Year where such allocation (including any allocation of forfeitures or use of share dividends or earnings to purchase Employer Stock) would result in such Plan Year being treated as a non-allocation year shall be reduced for such Plan Year as set forth below. If any allocation of Employer Stock to a Participant who is not a disqualified person but who would become one as a result of such allocation or to a disqualified person individually or as a member of an attribution group for any Plan Year which allocation would result in such Plan Year being treated as a non-allocation year, all or a portion of such allocation(s) shall be directed to an account to be established for such Participant in the Non-ESOP portion of the Plan as described hereinbelow.

(a) The term “disqualified person” means any person if:

(1)	the aggregate number of deemed-owned shares of such person and members of such person’s family with deemed-owned shares is at least twenty percent (20%) of the number of deemed-owned shares of stock in the Employer held by the Plan and any synthetic equity shares of such person and members of such persons family; or

(2)	in the case of a person not described in subparagraph (1) above, the number of deemed-owned shares of such person is at least ten percent (10%) of the sum of the number of deemed-owned shares of stock in the Employer held by the Plan and any synthetic equity of such person; or

(3)	in the case of a disqualified person described in subparagraph (1) above, any member of such person’s family with deemed-owned shares shall be treated as a “disqualified person” if not otherwise treated as a “disqualified person” under subparagraph (1) or (2) above. A “member of the family” means with respect to any individual: (i) a spouse (unless legally separated or divorced); (ii) an ancestor or lineal descendant of an individual or spouse; (iii) a brother or sister of an individual or spouse and any lineal descendants of the brother or sister; and (iv) a spouse of any individual described in (ii) or (iii) above.

(b) The term “deemed-owned shares” means with respect to any person:

(1)	the stock in the Employer constituting Employer Stock of the Plan which is allocated to such person under the Plan as well as any synthetic equity; and

(2)	such person’s share of the stock in the Employer which is held by the Plan but which is not allocated under the Plan to Participants. For purposes of this subparagraph (2) a person’s share of unallocated “S” corporation stock held by the Plan is the amount of the unallocated stock which would be allocated to such person if the unallocated stock were allocated to all Participants in the same proportions as the most recent stock allocation under the Plan.

(c) The term “non-allocation year” means any Plan Year of the Plan if, at any time during such Plan Year:

(1)	such Plan holds Employer Stock consisting of stock of the Employer; and

(2)	disqualified persons own at least fifty percent (50%) of the number of shares of stock of the Employer

(3)	disqualified persons own at least fifty percent (50%) of the sum of:

(i)	the outstanding shares of Stock of the Employer (including deemed-owned shares in the Plan), plus

(ii)	the shares of synthetic equity in the Employer owned by disqualified persons.

(4)	For purposes of determining a non-allocation year, the stock ownership of a disqualified person (including deemed-owned shares and synthetic equity), the rules of Section 318(a) of the Code shall apply subject to the limitations of Section 409(p)(3)(B) of the Code.

(d) The term “synthetic equity” means any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the “S” corporation in the future. Except to the extent provided in the Treasury Regulations, synthetic equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value.

(e) The term “impermissible accrual” means an accrual to the extent that Employer Stock consisting of stock in a “S” corporation owned by the Plan and any assets attributable thereto are held under the Plan for the benefit of a disqualified person during a non-allocation year. For purposes of determining whether an impermissible accrual has occurred, any assets attributable to “S” corporation securities shall be deemed to include any distribution of earnings made on “S” corporation stock held in the account of a disqualified person plus the proceeds from a sale of “S” corporation securities held in the account of a disqualified person.

(f) The term “impermissible allocation” means any allocation for a disqualified person directly or indirectly under any Plan of the Employer qualified under §401(a) that occurs during a non-allocation year to the extent that a contribution or other annual addition is made, or the disqualified person otherwise accrues additional benefits under the Plan or any other Plan of the Employer which is qualified under §401(a) of the Code that for the non-allocation year, would otherwise have been added to the account of the disqualified person under the Plan and invested in stock in a “S” corporation owned by the Plan but for the provision of this Section 4.6 in order to comply with the provisions of IRC §409(p).

(g) The term “prohibited allocation” means either an impermissible accrual or impermissible allocation. The amount of the prohibited allocation shall be equal to the sum of the impermissible accrual plus the amount of the impermissible allocation in any Plan Year.”

As set forth hereinabove, in the event any allocation to a Participant would result in such Plan Year being treated as a non-allocation year, all or any portion of such allocation(s) shall be directed to an account for such Participant(s) in a non-ESOP portion of the Plan.

(a) Non-ESOP Portion. Assets held under the Plan in accordance with this Section are held under a portion of the Plan that is not an employee stock ownership plan, within the meaning of § 4975(e)(7) of the Code. Amounts held in the portion of the Plan that is not an ESOP (the Non-ESOP portion) shall be held in accounts that are separate from the accounts for the amounts held in the remainder of the Plan (the ESOP portion). The statements provided to Participants and Beneficiaries to show their interest in the Plan shall separately identify the amounts held in each such portion. Except as specifically set forth in this Section, all of the terms of the Plan apply to any amount held under the Non-ESOP portion of the Plan in the same manner and to the same extent as to any other amount held under the Plan.

(b) Transfers from ESOP to Non-ESOP Portion of the Plan.

(1)	In the case of any event that the Plan Administrator determines would cause a non-allocation year, as defined herein, to occur (referred herein as a “non-allocation event”), shares of Employer Stock held under the Plan before the date of the non-allocation event, shall be transferred from the ESOP portion of the Plan to the Non-ESOP portion of the Plan as provided in (b)(1). Actions that may cause a non-allocation event, include, but are not limited to, a contribution to the Plan in the form of shares of Employer Stock, a distribution from the Plan in the form of shares of Employer Stock, a change of investment within a Plan account of a disqualified person, as defined herein, that alters the number of shares of Employer Stock held in the account of the disqualified person, or the issuance by the Employer of synthetic equity as defined in § 409(p)(6)(C) of the Code and § 1.409(p)-1(f) of the Treasury Regulations. A non-allocation event occurs only if (i) the total number of shares of Employer Stock that, held in the ESOP account of those Participants who are or who would be disqualified persons after taking into account the Participant’s synthetic equity and the non-allocation event, exceeds (ii) 49.9% of the total number of shares of employer stock outstanding after taking the non-allocation event into account (causing a non-allocation year to occur as described in this Section 4.6). No transfer under this section shall be greater than the excess, if any, of (i) over (ii). Before the non-allocation event occurs, the Plan Administrator shall determine the event to which a transfer is required to be made and shall take steps to ensure that all action necessary to implement the transfer are taken before the non-allocation event occurs.

(2) (i)	Except as provided for in (2)(ii), at the date of the transfer, the total number of shares transferred, as provided for in (b)(1) hereinabove, shall be charged against the accounts of the Participant who are disqualified persons (A) by first reducing the ESOP account of the Participant who is a disqualified person whose account has the largest number of shares (with the addition of synthetic equity shares) and (B) thereafter by reducing the ESOP accounts of each succeeding Participant who is a disqualified person who has the largest number of shares in his or her account (with the addition of synthetic equity shares). Immediately following the transfer, the number of transferred shares charged against any Participant’s account in the ESOP portion of the Plan shall be credited to an account established for that Participant in the Non-ESOP portion of the Plan.

(ii)	Notwithstanding (2)(i) hereinabove, the number of shares transferred shall be charged against the accounts of Participants who are disqualified persons by first reducing the account of the Participant with the fewest shares (including synthetic equity) who is a disqualified person and who is a Highly Compensated Employee to cause the Participant not to be a disqualified person, and thereafter reducing the account of each other Participant who is a disqualified person and a Highly Compensated Employee, in order of who has the fewest ESOP shares (including synthetic equity). A transfer under (2)(ii) only applies to the extent that the transfer results in fewer shares being transferred than in a transfer under (2)(i).

(3) (i)	If two or more Participants described in (2) hereinabove have the same number of shares, the account of the Participant with the longest service shall be reduced first.

(ii)	Beneficiaries of the Plan are treated as Plan Participants for purposes of this section.

(c) Income Taxes. If the Trust owes income taxes as a result of unrelated business taxable income under § 512(e) of the Code with respect to shares of Employer Stock held in the Non-ESOP portion of the Plan, the income tax payments made by the Trustee shall be charged against the accounts of each Participant or Beneficiary who has an account in the Non-ESOP portion of the Plan in proportion to the ratio of the shares of Employer Stock in such Participant’s or Beneficiary’s account in the Non-ESOP portion of the Plan to the total shares of Employer Stock in the Non-ESOP portion of the Plan. Any dividends or distributions attributable to shares of Employer Stock held in the Non-ESOP portion of the Plan shall be allocated to such account for each Participant. Any taxes due shall be paid first from such dividends or distributions. To the extent such dividends or distributions are insufficient to pay a Participant’s prorated share of tax then the Employer shall purchase shares of Employer Stock from the Trustee with cash (based on the fair market value of the shares so purchased) from each such account to the extent necessary for the Trustee to make the income tax payments.

(d) Distributions of Non-ESOP Portion: All distributions of amounts held in Non-ESOP portion of the Plan shall be made in the form of a lump sum.

Section 4.7. Employee Rollover Contributions. Employee Rollover Contributions as defined in Section 2.19 of the Plan shall not be permitted.

Section 4.8. Coverage Requirements. For purposes of coverage testing, a Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with § 1.410(b)-3(a) of the Code. If the number of Participants who are eligible to share in any contribution for a Plan Year is such that the Plan would fail to meet the requirements of § 410(b)(1) or 410(b)(2)(A)(i), then the group of Participants eligible to share in the contribution for the Plan Year will be increased to include such minimum number of Participants who are not employed by the Employer on the last day of the Plan Year and who did not meet the hours requirement, as may be necessary to satisfy the applicable tests under the Code as referenced above. The Participants who will become eligible to share in the contribution will be those Participants when compared to Participants who are similarly situated, are those who completed the greatest number of Hours of Service in the Plan Year. If after such allocation, the coverage requirements of the Code are still not satisfied, allocation shall continue to be made to Participants with decreasing Hours of Service until the coverage requirements of the ratio percentage test of § 410(b)(1)(A) are satisfied. If after the application of the correction procedure herein the coverage requirements are still not satisfied, the Employer may apply the same correction procedure to an otherwise excludable class of Employees until the coverage requirements of the ratio percentage test of § 410(b)(1)(A) are satisfied.

The preceding paragraph will not be construed to permit the reduction of any Participant’s account balance, and any amounts which were allocated to Participants whose eligibility to share in the contribution did not result from the application of the preceding paragraph will not be reallocated to satisfy such requirements. Instead, the Employer will make an additional contribution equal to the amount which the affected Participants would have received had they been included initially in the allocation of the Employer’s contribution, even if it would cause the contributions of the Employer for the applicable Plan Year to exceed the amount which is deductible by the Employer for such Plan Year under § 404 of the Code. Any adjustments pursuant to this paragraph will be considered a retroactive amendment to the Plan which was adopted by the last day of the Plan Year. Specifically excluded from § 410(b) coverage tests are those Employees who are excluded from participation in the Plan for the entire Plan Year which included those Employees whose retirement benefits are subject to a collective bargaining agreement, nonresident aliens, those Employees excluded from Plan participation by age and service requirements imposed by the Plan and those Employees who incur a severance from employment from service during the Plan Year and for the Plan Year fail to complete more than five hundred (500) Hours of Service or three (3) consecutive calendar months.

ARTICLE V

VESTING AND FORFEITURES

Section 5.1. Vested Benefits. Any participation in the allocation of Employer contributions and Forfeitures will terminate as of the end of the Plan Year coinciding with or following a Participant’s Normal Retirement, delayed retirement, Disability Retirement or death. A Participant’s Plan benefit upon retirement or death will be the total of his account balances as of the coinciding or next following Adjustment Date.

Each Participant shall be one hundred percent (100%) fully vested in his various accounts upon his death or the first to occur of the following dates:

(1)	His Normal Retirement Age;

(2)	His delayed retirement date as set forth in Section 5.2 hereinbelow; or

(3)	The date of his total and permanent disability as set forth in Section 5.3 hereinbelow.

Section 5.2. Normal and Delayed Retirement. A Participant shall be eligible to retire and receive a benefit from the Plan effective as of his Normal Retirement Date, except that if the Participant remains in the employ of the Employer after his Normal Retirement Date he shall continue to be a Participant in the Plan until his actual retirement. When a Participant retires on a date other than an Adjustment Date, his benefit shall be determined as of the next succeeding Adjustment Date.

Section 5.3. Disability Retirement. If the Committee determines in a uniform, nondiscriminatory manner, on the basis of a doctor’s certificate, that a Participant terminated his employment because of a total and permanent disability, he will be given a Disability Retirement without regard to his age or length of service, and his termination benefit shall be one hundred percent (100%) of the amounts in all of his accounts. “Total and permanent disability” shall mean the mental or physical inability of the Participant, as defined under Title II or Title XVI of the Social Security Act, and evidenced by the certificate of a medical examiner certifying such inability and certifying that such condition is likely to be permanent. The Committee shall have the right to have a Participant examined by a qualified physician of its own choosing. In the event of a conflict of opinion between the Participant’s physician and the Committee’s physician, the decision of the Committee’s physician shall be conclusive and binding on all parties.

Section 5.4. Termination of Employment Prior to Retirement. If a Participant has a Break in Service or his employment is terminated for any reason other than as described in Section 5.1 hereinabove, his participation in the allocation of Employer contributions and Forfeitures will terminate immediately as of the date of his termination of employment, and the vesting of his Plan benefit attributable to Employer contributions and Forfeitures, will be based upon his Years of Service, in accordance with the following vesting schedule:

Years of Service	Percentage of Accounts Vested
One Year	0%
Two Years	20%
Three Years	40%
Four Years	60%
Five Years	80%
Six Years	100%

All Years of Service incurred by a Participant with the Employer or a Related Employer prior to January 1, 2010 shall be excluded for purposes of determining a Participant’s vested account balance. Any distributions to be made pursuant to this Section 5.4 or permitted under Section 6.2 shall be expressly made subject to the provisions of Section 6.9 hereinbelow.

If the vesting schedule of this Plan is changed, the nonforfeitable percentage of any Participant’s accounts derived from Employer contributions determined as of the later of the date the change is effective or the date the change is adopted shall not be less that the nonforfeitable percentage computed under the Plan without regard to such change.

Section 5.5. Vesting Upon Reemployment. If a Participant is reemployed following a Break in Service, such Participant’s accounts shall be vested as follows:

(1) Vesting of Prior Account Balances. If a Participant has had five consecutive one-year Breaks in Service, Years of Service after such five-year period will not be taken into account for purposes of determining a Participant’s vested interest in his prebreak account balances, and new accounts will be established to record his interest in the Plan for his service after such five-year period.

(2) Vesting of Subsequent Account Balances.

(A) In the case of a Participant who, at the time of a Break in Service, does not have any vested right under Section 5.4 above, Years of Service before such Break in Service shall not thereafter be taken into account for purposes of determining a Participant’s vested interest in his postbreak account balances if the number of consecutive one-year Breaks in Service equals or exceeds five years or the aggregate number of years of prebreak service, whichever is greater.

(B) If a Participant had any degree of vested interest at the time of his Break in Service, he shall participate retroactively to his reemployment date for purposes of determining a Participant’s vested interest in his postbreak account balances. Upon resuming participation, such Participant’s Years of Service shall include all Years of Service prior to his Break in Service. In the event a Participant is reemployed prior to incurring a Break In Service, such Participant shall continue to vest in his or her account balance at that point in the vesting schedule at which such Participant was credited at the time of his or her termination of employment. Such vesting credit shall apply to such Participant’s pre-separation and post-separation account balance.

Section 5.6. Forfeiture Upon One-Year Break In Service.

(A) Forfeitures - To the extent a Participant receives a distribution of all or any portion of the vested amount from the Plan any portion of the account balances in a Participant’s Employer Stock Subaccount or Cash Subaccount which is not vested pursuant to Section 5.1 will become a Forfeiture at the end of the Plan Year during which a Participant receives a distribution of the entire vested amount from the Plan or in the event a Participant receives less than his entire vested amount from the Plan, such Forfeitures shall be prorated for each year in which a partial distribution is received in accordance with the applicable provisions of the Code and Treasury Regulations. Any portion of a Participant’s nonvested account balance attributable to Employer Stock will become a Forfeiture only after the portion of a Participant’s account balance not attributable to Employer Stock is forfeited as provided above. If interests in more than one class of Employer Stock have been allocated to the Participant’s account, the Participant must be treated as forfeiting the same proportion of each class. If a Participant has not received a distribution of any portion of the vested amount from the Plan, a Forfeiture may occur only if the Participant has incurred five (5) consecutive one-year Breaks in Service. For purposes of applying the foregoing provisions, if a Participant terminates employment prior to Normal Retirement Age with a vested account balance of zero, the Participant shall be deemed to have received a distribution of such vested account balance. Forfeitures shall first be charged against a Participant’s Cash Subaccount, with any balance charged against his Employer Stock Subaccount (at fair market value). All Forfeitures will be reallocated to the accounts of remaining Participants, as provided in Section 7.2(g), as of the Adjustment Date for the Plan Year in which a Participant receives a distribution or a “deemed” distribution of his account or in which the fifth consecutive one-year Break in Service occurs, whichever is applicable.

(B) Restoration of Forfeited Amounts - If a Participant who is not 100% vested receives or is deemed to receive a distribution pursuant to this Section 5.6, and such Participant’s non-vested benefit is forfeited hereunder, and if such Participant resumes employment and participation under this Plan, the Participant shall have the right to repay to the Plan the full amount of the distribution attributable to the Employer contributions on or before the earlier of the date that the Participant incurs five (5) consecutive 1-year Breaks in Service following the date of distribution or five years after the first date on which the Participant is subsequently reemployed. In such event, the Participant’s forfeiture shall be restored to his or her account as of the Valuation Date at the end of the Plan Year following the date on which repayment of the distribution is received. Funds for the restoration of account balances will be obtained from the following resources in the order indicated: (1) current years forfeitures; (2) additional Employer contribution; or (3) disproportionate allocation of income or gain to the Plan.

Section 5.7. Amendment of Vesting Schedule. No amendment to the Plan shall have the effect of decreasing a Participant’s vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the later of:

(a)	60 days after the amendment is adopted;

(b)	60 days after the amendment becomes effective; or

(c)	60 days after the Participant is issued written notice of the amendment by the Employer or the Trustee. If the Trustee is asked to so notify, the Plan will be charged for the costs thereof unless the Employer pays the charges as permitted in Section 15.6.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant’s account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.

Hereinabove account balances under the Plan shall be computed in a manner which satisfies the vesting requirements of Code Section 411 in accordance with the method in Section 1.411(a)-7(d)(5)(iii)(A) of the Regulations.

ARTICLE VI

DISTRIBUTION OF PLAN BENEFITS

All distributions required under this Article shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations. With respect to any distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the final Treasury Regulations promulgated by the Treasury under Section 401(a)(9) effective for distributions made after January 1, 2002, notwithstanding any provision of the Plan to the contrary.

Section 6.1. Distribution at Death, Disability Retirement or Normal Retirement. In the event of death, disability retirement or normal retirement, distribution of a Participant’s vested account balance must begin not later than one year after the close of the Plan Year in which such event occurs. Where distribution of a Participant’s vested account balance shall have commenced prior to such Participant’s death but prior to the distribution of such Participant’s entire vested account balance, the remaining portion of such account balance must be distributed at least as rapidly as the method in effect at the time of such Participant’s death. Notwithstanding the foregoing and in accordance with Section 411(d)(6)(C), the Committee may, at the request of a Participant who attains age 70 1/2 in a calendar year after 1995 and who has not retired by the end of the calendar year, direct that the distribution be deferred and commence not later than April 1 of the calendar year following the calendar year in which such Participant retires or attains age 70 1/2, whichever is later; provided, however, if the Participant is at least a five percent (5%) owner of the Employer, all distributions must commence not later than April 1 of the calendar year following the year in which such Participant attains age 70 1/2, even if such Participant remains employed by the Employer.

Section 6.2 Other Termination of Participation. In the event a Participant ceases to participate for reasons other than death, disability retirement or normal retirement, distribution of all or a portion of his vested account balance shall commence unless an earlier distribution is consented to by the Board, not later than the one year after the close of the fifth (5th) Plan Year following the Plan Year in which the Participant separated from service provided that the Participant is not reemployed by the Employer by the end of the fifth (5th) Plan Year following the Plan Year of such Participant’s severance from employment, such distribution to occur in accordance with the provisions of Section 6.9.

At the request of a Participant, the Board may direct that the distribution be deferred and commence not later than April 1 of the calendar year following the calendar year in which such Participant retires or attains age 70- 1/2, whichever is later; provided however, that if the Participant is a 5% owner of the Employer, distribution must commence not later than April 1 of the calendar year following the calendar year in which such Participant attains age 70- 1/2, even if the Participant remains employed with the Employer.

Notwithstanding the foregoing provisions of this Section 6.2, other than any distributions required under § 401(a)(9) of the Code, the Plan shall not be required to distribute any Employer

Stock acquired with the proceeds of an Exempt Loan (regardless of whether the Employer has elected to be classified as an “S” corporation for federal income tax purposes pursuant to § 1361 et. seq. of the Code) until the close of the Plan Year in which such Exempt Loan has been repaid in full.

Section 6.3. Normal Form of Distribution. The normal form of distribution under the Plan shall be installment payments in accordance with the provisions of section 6.9 hereinbelow. Distribution may be made in cash or the Participant may elect to receive Employer Stock or a combination of Employer Stock and cash unless the Employer’s Charter or By-Laws restrict the ownership of Employer Stock to the Plan and to active employees of the Employer, the Employer is classified as an “S” corporation for federal income tax purposes pursuant to § 1361 et. seq. of the Code in which case, all distributions shall be made entirely in cash unless the Employer shall elect, in its sole discretion to distribute Employer Stock in lieu of cash or in addition to cash subject to the requirement that it be immediately resold to the Employer under payment terms that comply with Code Section 409(h)(5) and (6).

The Committee may at the request of a Participant, direct that in the event of the Particfipant’s death prior to the commencement of benefits under the Plan, the Participant’s Plan benefits may be retained by the Plan Administrator in a segregated account in the Trust Fund and distributed according to the provisions of Section 6.5 hereinbelow pertaining to such election.

Accounts of Former Participants shall, for the Plan Year in which they terminate employment, be segregated from the accounts of other Participants. After the allocation of Employer contributions for a Plan Year in which a Former Participant terminates employment, and only to the extent the Cash Subaccounts of Participants contain cash or other liquid assets for such Plan Year, and only after first making distributions to Former Participants who have previously requested a distribution in accordance with the terms of the Plan and are entitled to receive a distribution for such Plan Year, the Trustee(s) shall transfer from the Cash Subaccounts of Participants, on a prorata basis, any cash or other liquid assets allocated to such Cash Subaccounts to the segregated account(s) of any Former Participant(s) also on a prorata basis in exchange for Employer Stock of equivalent value. In no event, however, shall any Participant who may have previously elected to diversify his or her account balance in accordance with the provisions of § 401(a)(28)(B) or § 401(a)(35) of the Code be allocated Employer Stock from a Former Participant back into such Participant’s account. In the event that the cash held by the Cash Subaccounts of the Participants is insufficient to purchase all of the shares of Employer Stock from the segregated accounts of Former Participants in any Plan Year, the remaining shares of Employer Stock held in such segregated accounts shall, when combined with the segregated accounts of Former Participants in succeeding Plan Years be purchased prorata with any additions of cash to the Cash Subaccounts of Participants in such succeeding Plan Years. Such prorata transfer of Employer Stock from the account(s) of any Former Participant(s) shall be based upon the fair market value of such Employer Stock determined as follows: (a) In the event the transfer of Employer Stock from the account of a Former Participant occurs prior to the last day of the sixth month of the Plan Year, the value of the stock to be used for the purchase of such Former Participants shares shall be such value determined as of the immediately preceding Valuation Date; or (b) in the event the transfer of Employer Stock from the account of a Former Participant occurs on or after the first day of the seventh month of the Plan Year, the value of the stock to be used for the purchase of such Former Participant’s shares shall be such value determined as of the next following Valuation Date. The intent of this provision is that the accounts of active Participants should be invested in Employer Stock to the greatest extent possible using the assets available to the Trust, and that the accounts of Former Participants should be diversified to the greatest extent possible into investments other than Employer Stock such as a Target Date or Lifecycle fund that mixes investments taking into account the Participant’s age or life expectancy or other similar investment similar to or allowed by the Department of Labor under the Act consistent with the requirement, if the Employer is not an “S” corporation for federal income tax purposes, that any Former Participant be entitled to request that any distributions be made in the form of Employer Stock. In the event that Employer Stock acquired with the proceeds of an Exempt Loan is available for distribution and consists of more than one class, a Participant must receive substantially the same proportion of each such class of Employer Stock.

Section 6.4. In-service Withdrawal. A Participant may not request an in-service withdrawal under the Plan.

Section 6.5. Death of Participant Prior to Distribution of Benefits. If a Participant dies prior to the commencement of his benefits or if a Participant who has elected to defer his distribution of Plan benefits dies before his distribution has commenced, such Participant’s entire Plan benefit shall be distributed within five (5) years of the date of his death; provided, however, that if any portion of a Participant’s Plan benefit is payable to or for the benefit of an individual who is his designated Beneficiary, such portion may be distributed over a period not exceeding the life expectancy of such Beneficiary provided such distributions begin not later than one year after the death of the Participant; and provided further that if the designated Beneficiary is the spouse of the Participant, at the election of the spouse, such distribution (over a period not exceeding the life expectancy of said spouse) need not commence until the date the Participant would have attained age 70- 1/2.

Where a Participant has elected to have the Plan Administrator retain his Plan benefit in a segregated account held by the Plan Trustee in the event of his death prior to the distribution of his Plan benefit, the Participant’s Plan benefit shall be distributed to his designated beneficiary pursuant to the express terms of the Participant’s survivor benefit election; provided, however, that any such distributions shall meet the requirements of Section 401(a)(9) of the Code.

Section 6.6. Commencement of Benefits. Notwithstanding anything in this Article VI pertaining to the timing of distribution payments to the contrary, payment of Plan benefits will commence at the Participant’s request no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occur:

(1) The attainment by the Participant of Normal Retirement Age;

(2) The Participant’s actual retirement from the employ of the Company; and

(3) The tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan.

Section 6.7. Consent Requirements. Any distribution of a Participant’s vested account balance made prior to his Normal Retirement Date which is greater than $1,000.00 shall be made only with the written consent of the Participant. The Plan may make an involuntary cash-out distribution of a Participant’s vested account balance which is $1,000.00 or less. The Committee shall provide the Participant with a written notice which explains the provisions of Section 401(a)(11) of the Code, not less than thirty (30) days nor more than one hundred eighty (180) days before the distribution date. If the distribution is one to which Section 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Regulations is given, provided that:

(1)	the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2)	the Participant, after receiving the notice, affirmatively elects a distribution.

Failure of a Participant to consent to an immediate distribution is an election to defer receipt of benefits until the Normal Retirement Date of the Participant.

If the present value of a Participant’s vested account balance (determined in accordance with the Code Section set forth hereinabove) is $1,000 or less, such benefit may be distributed to the Participant immediately without requesting his written consent. Terminated Participants receiving an involuntary distribution of $200 or more must be notified of their right to have such amounts directly rolled-over to an IRA or qualified plan of their choosing. For Plan Years commencing after December 31, 2001, for purposes of determining the value of a Participant’s vested account balance, such value shall be determined without regard to that portion of the account balance that is attributed to Employee Rollover Contributions (and earnings attributed thereto) within the meaning of Sections 402(c), 403(a)4, 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code.

As set forth hereinabove, distribution of the present value of the entire Participant’s Plan nonforfeitable benefit shall be made due to termination of the Employee’s participation in the Plan in accordance with Code Section 411(a)(7)(B).

Section 6.8. Valuation of Participant Accounts. The Participant’s Employer Stock Account shall be valued as of the Valuation Date. The Company may require other valuations from time to time as necessary or desired.

Section 6.9. Special Distribution and Payment Requirements for Participants Account Eligible for Investment in Employer Stock. Notwithstanding any other provision of the Plan that would require an earlier payment, and to the extent the Employer’s charter or By-laws do not restrict ownership of Employer Stock or the Employer is not classified as a “S” corporation for federal income tax purposes, a Participant may elect to receive Employer Stock as provided for in Section 6.3. The portion of a Participant’s account balance eligible for investment in Employer Stock, shall be distributed as follows:

(i)	If the Participant separates from service by reason of the attainment of Normal Retirement Age under the Plan, death, or Disability Retirement, the distribution of such portion of the Participant’s Account balance attributed to Employer Stock will begin not later than one year after the close of the Plan Year in which such event occurs.

(ii)	If the Participant separates from service for any reason other than those enumerated in paragraph (i) above, and is not reemployed by the Employer at the end of the fifth (5th) Plan Year following the Plan Year of such severance from employment, distribution of such portion of the Participant’s Account balance will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant separated from service unless an earlier distribution is consented to by the Committee.

(iii)	If the Participant separates from service for a reason other than those described in paragraph (i) above, and is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such severance from employment, distribution to the Participant, prior to any subsequent severance from employment, shall be in accordance with terms of the Plan other than this Section.

(iv)	Absent consent by the Committee to an earlier distribution in the form of a lump sum that may be made in accordance to any Administrative Distribution Policy adopted by the Employer, with respect to the portion of the Participant’s account balance holding Employer Stock, the normal form of the Plan distribution of a Participant’s benefit under this Plan shall be substantially equal annual installments over a period not exceeding five years (provided that the period over which installments may be distributed may be extended an additional year (up to an additional five years) for each $100,000.00 or fraction thereof by which the total of the Participant’s accounts exceeds $500,000.00 (as adjusted for increases in the cost of living pursuant to Section 409(o)(2) of the Code).

However, the above distribution provisions do not apply to that portion of a Participant’s account balance attributable to leveraged shares until the close of the Plan Year in which any outstanding Exempt Loan used to acquire such shares as set forth in Article VIII is repaid in full, and except as otherwise limited by this Section 6.9 and Section 6.3, a Participant shall have the right to have the portion of his account attributable to Employer Stock distributed in such stock rather than cash.

Section 6.10. Put Option. If the Employer Stock distributed to a Participant is not readily tradable on an established securities market, or is subject to a trading limitation at the time of distribution, the Participant may require the Employer to repurchase the Employer Stock at fair market value (“put option”), determined as of the most recent Valuation Date, during the put option period. Where the Participant elects to exercise the put option rights granted pursuant to this

Section 6.10, the Plan shall have the option of assuming the Employers repurchase obligations with regards to such Participant hereunder. The put option period shall consist of the 60-day period beginning on the date of actual or “deemed” distribution of such Employer Stock and, if the put option is not exercised within such 60-day period, shall consist of an additional period of 60 days commencing on the first day of the Plan Year immediately following the Plan Year of distribution (“deferred put option period”). Written notification of the right to exercise the put option during the deferred put option period will be provided to each Participant 30 days before the commencement of the deferred put option period. To the extent the put option is exercised by a Participant, the Employer shall commence payment to the Participant within thirty (30) days of receipt of such notice with payment being subject to the five (5) year payment provision set forth in Section 6.9 hereinabove except that such payment obligation shall require the accrual of a reasonable rate of interest on the unpaid balance and such obligation shall be adequately secured. If the Plan holds or has distributed Employer Stock acquired with the proceeds of an Exempt Loan and either the loan is repaid in full or the Plan ceases to be an employee stock ownership plan in accordance with the provisions of Code § 4975(e), the Participant will continue to have the right to exercise the put option as provided in this Section 6.10. In the event a Participant electing the put option is a “disqualified person” as defined in Code § 4975(e)(2), the value of any Employer Stock to be acquired must be determined as of the date of the transaction. In the event a Participant electing the put option is not a “disqualified person”, the value of any Employer Stock to be acquired must be determined as of the most recent Valuation Date. No “put option” relative to Employer Stock between the Plan and a Participant other than as described in this Section 6.10 shall be permitted. If the Employer Stock distributed to a Participant is readily tradable on an established securities market, a Participant shall receive any Employer Stock “in-kind” and shall not have the option to “put” Employer to the Employer as would otherwise apply to stock without a recognized or established securities market pursuant to Section 409(h) of the Code.

Section 6.11. Right of First Refusal. If the Employer Stock distributed to a Participant is not readily tradable on an established securities market and a Participant wishes to dispose of any Employer Stock distributed from the Plan, the Employer or Plan (in that order of priority) shall have a right of first refusal to purchase such Employer Stock at the greater of its fair market value, determined as of the most recent Valuation Date, or at the purchase price and upon such other terms offered by a buyer other than the Employer. The right of first refusal shall apply only in the event the Employer Stock is not publicly traded at the time the right may be exercised. The right of first refusal will lapse if not exercised within 14 days after the Employer receives written notice from the Participant by certified mail (return-receipt required) that an offer to purchase Employer Stock has been received from a third party. The value of any Employer Stock to be acquired under this Section 6.11 shall be determined in accordance with the provisions of Section 6.10 hereinabove depending upon whether the Participant is a “disqualified person” or otherwise. If the Plan holds or has distributed Employer Stock acquired with the proceeds of an Exempt Loan and either the loan is repaid in full or the Plan ceases to be an employee stock ownership plan in accordance with the provisions of Code § 4975(e), the Employer or Plan will continue to have the right to exercise the right of first refusal as provided in this Section 6.11. In the event the Employer Stock distributed to a Participant is readily tradable on an established securities market, the Plan and Employer shall have no right of first refusal to purchase such Employer Stock following distribution to a Participant.

Section 6.12. Stock Certificate Legend. Certificates for shares of Employer Stock that may be distributed pursuant to the terms of the Plan shall contain the following legend:

“The Shares represented by this Certificate are transferable only upon compliance with the terms of the BANK OF OAK RIDGE EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST, effective as of January 1, 2010, which grants the Bank of Oak Ridge a right of first refusal. A copy of the Plan is on file in the principal office of the Company.”

Section 6.13. Subsequent Account Adjustments. Any vested amounts that are allocated to a Participant’s Employer Stock Account on an Adjustment Date after the Participant receives the entire existing balance of his account as a result of death, retirement or termination of employment shall be distributed, in accordance with Sections 6.1 and 6.2, as soon as administratively feasible on or after such Adjustment Date.

Section 6.14. Direct Rollover of Eligible Rollover Distributions. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of any Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

Section 6.15. Hardship Withdrawals. A Participant or Former Participant may not request a hardship withdrawal under the Plan.

Section 6.16. Assets Transferred From Money Purchase Plans. Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee’s retirement, death, disability or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including post transfer earnings thereon) and liabilities that are transferred, within the meaning of Code § 414(l), to this Plan from a money purchase pension plan qualified under Code § 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

Section 6.17. Disability or Death Benefits Under USERRA – Qualified Active Military Service. In the case of a Participant who dies while performing qualified military service, as defined in Code Section 414(u), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

An individual who dies or becomes disabled, as defined under Article V of the Plan, while performing qualified military service will be treated as if the Employee had resumed employment in accordance with the individual’s reemployment rights under USERRA, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability. In the case of any such treatment, and subject to the following paragraphs, any full or partial compliance by such Plan with respect to the benefit accrual requirements with respect to such Employee shall be treated as if such compliance were required under USERRA.

All Employees performing qualified military service who died or become totally or permanently disabled as a result of performing qualified military service, prior to reemployment by the Employer, are to be credited with Service and benefits on reasonable equivalent terms.

Section 6.18. Periods of Qualified Active Military Service Treated as Severance from Employment. Employees performing military service while on active duty for more than thirty (30) days will be treated as having incurred a severance from employment during such period. Any restrictions on In-service Withdrawals to the extent permitted under Article VI of the Plan shall not apply.

ARTICLE VII

ACCOUNTS

Section 7.1. Plan Administrator Responsibility. The Plan Administrator shall determine the Participants and Beneficiaries who are entitled to one or more of the allocations hereinafter described, and it shall, as of each Adjustment Date, prepare a statement showing the information necessary to make the proper allocations. This information shall include the full names of all Participants, Former Participants and Beneficiaries, and the amount of Employer contributions. The Plan Administrator shall maintain for each Participant a separate Employer Stock Account and each subaccount thereof to record his interest, if any, in the Trust Fund attributable to Employer contributions. Each such account or subaccount shall consist of a record of contributions and adjustments. For purposes of adjustments to accounts, the Employer Stock Account shall be subdivided into so as to reflect a Cash Subaccount, a Cost Subaccount and a Number of Shares Subaccount.

Section 7.2. Annual Account Adjustments. As of each Adjustment Date, the amount to the credit of each Participant, Former Participant or Beneficiary shall be adjusted by the following credits and debits as follows:

(a)	Adjust accounts of Participants who have had a withdrawal from the Employer Stock Account since the preceding Adjustment Date. Adjustments to the Employer Stock Account shall reflect the full and/or fractional shares repurchased from the respective Participant’s account as follows:

(1)	Credit the sales proceeds of the full and/or fractional shares to the Cash Subaccount. This will be calculated with a market price per share determined as of the preceding Adjustment Date.

(2)	Debit the Cost Subaccount by the original cost of the full and/or fractional shares repurchased from the Employer Stock Account.

(3)	Debit the Number of Shares Subaccount by the number of shares that were repurchased from the Employer Stock Account.

(b)	Debit the beginning balances of the period with any withdrawals from the Employer Stock Account. The withdrawals from the Employer Stock Account will include payment data for the Cash, Cost and Number of Shares Subaccount when distributions have occurred since the last Adjustment Date.

(c)	Debit the beginning balances of the period with any Forfeitures that have occurred pursuant to Article V since the last Adjustment Date. Forfeitures shall be first charged against a Participant’s Cash Subaccount, with any balance charged against his Number of Shares Subaccount (at fair market value).

(d)	Prior to the allocation of Employer contributions and Forfeitures for the Plan Year, credit to the Cash Subaccount of the Employer Stock Account investment earnings and any increase or decrease in the fair market value of the Fund based on the proportionate value of all active Participant Cash Subaccounts as of the preceding Adjustment Date less withdrawals since the last Adjustment Date. Investment Earnings (or loss) of the Fund shall include the increase (or decrease) in the fair market value of the Fund (other than Employer Stock), interest income, dividends and other income and gains (or losses) attributable to the Fund (other than dividends on allocated Employer Stock) since the preceding Adjustment Date, reduced by any expenses charged to the Fund for the Plan Year. With regards to any dividends or other earnings attributable to Employer Stock that has not been allocated for the year in which such dividend or earnings are declared or paid, such amounts shall be allocated to the Cash Subaccount of each Participant in the same manner as Employer Discretionary Contributions pursuant to Section 4.3.

(e)	Credit dividend income or other earnings relative to allocated Employer Stock to the Cash Subaccount on the basis of the Number of Shares Subaccount as of the preceding Adjustment Date increased by the adjustments set forth in paragraphs (a), (b) and (c). In the event such dividends or other earnings relative to Employer Stock are used to repay an “Exempt Loan” as described in Section 8.1 hereinbelow, credit the Number of Shares Subaccount with the full or fractional shares acquired with such dividends or earnings.

(f)	In the case of a Participant who completes a Year of Service and is employed on the last day of the Plan Year there shall be credited to his Cash Subaccount or his Number of Shares Subaccount, as set forth in subparagraph (i), a proportionate share of the Employer’s contribution in the same manner as Employer contributions are credited to such accounts pursuant to Section 4.3 of Article IV. The Cash Subaccount or Number of Shares Subaccount of a Participant who dies, retires, or becomes disabled during the Plan Year irrespective of whether such Participant completes a Year of Service, shall share in the contribution for the Plan Year in which he terminates employment as if employed on the last day of such Plan Year.

(g)	In the case of a Participant who completes a Year of Service and is employed on the last day of the Plan Year there shall be credited to his Cash Subaccount or his Number of Shares Subaccount, as set forth in subparagraph (h), a proportionate share of any Forfeitures, determined pursuant to Article V, in the same manner as Employer contributions are credited to such accounts pursuant to Section 4.3 of Article IV. The subaccounts of a Participant who retires, dies, or becomes disabled during the Plan Year irrespective of whether such Participant completes a Year of Service shall also share in the allocation of Forfeitures for such Plan Year as if employed on such last day of the Plan Year.

(h)	Adjust subaccounts with share purchases for the Plan Year as follows:

(1)	Debit the Cash Subaccount with the total purchase price of the shares.

(2)	Credit Cost Subaccount with the total purchase price of the shares.

(3)	Credit Number of Shares Subaccount with the number of share purchased.

(i)	If the Employer contribution is made in shares of Employer Stock in lieu of cash, adjust subaccounts as follows:

(1)	Credit the Number of Shares Subaccount with the number of shares allocated to a Participant, Former Participant or Beneficiary, based on a ratio of Compensation as set forth in subsection (f) above.

(2)	Credit the Cost Subaccount with the Participant’s prorated portion of the cost of the shares contributed and credited to his Number of Shares Subaccount.

(j)	In the case of a Former Participant whose account has been segregated in accordance with the provisions of Section 6.3 and proceeds invested for such Former Participant’s benefit in a Target Date or Lifecycle Fund that mixes investments taking into account the Participant’s age or life expectancy, credit such account with investment earnings and any increase or decrease in fair market value.

Section 7.3. Limitation on Annual Additions. Annual Additions to each Participant’s account for all defined contribution plans sponsored by the Employer or Related Employer for any Limitation Year shall not exceed the lesser of:

(a) $40,000 as adjusted for increases in the cost-of-living under Section 415(d) of the Code; or

(b) 100 percent of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code for the Limitation Year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after severance from employment from service (within the meaning of Section 401(h) or Section 419(f)(2) of the Code) which is otherwise treated as an annual addition.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Annual addition shall not exceed the foregoing dollar limitation multiplied by the number of months in the short Limitation Year divided by 12.

For purposes of this Section, the term “Compensation” shall, mean a Participant’s earned income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan. For purposes of computing the Employer contribution and allocation of such contributions to a Participant’s account, the term Compensation shall include amounts deferred pursuant to a salary deferral election under a Cash-or-Deferred Profit Sharing Plan under Code § 401(k) and amounts deferred pursuant to a salary deferral election under a Flexible Benefits Plan under Code § 125. Compensation includes, but is not limited to, commissions paid salesmen, Compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits (including for Plan Years commencing on or after January 1, 2001 elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4)) and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)] and, where elected by an Employee, amounts includible in gross income under § 83(b).

Compensation for any Limitation Year is the compensation actually paid or includable in gross income during such year as well as any income includable under the provisions of Sections 409(A), 457(f)(1)(A) or includable under the rules of “constructive receipt” for such Limitation Year. Payments made within 2 1/2 months after severance from employment [within the meaning of Code Section 401(k)(2)(B)(i)(I)] or if later, the end of the Limitation Year during which the severance occurred, will be Compensation within the meaning of Section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commission, bonuses, and other similar compensation. Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within 2 1/2 months following severance from employment or within the appropriate Limitation Year, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service [within the meaning of Code Section 414(u)(1)] to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

Compensation includes differential pay actually received by Employees who are called to active duty in the uniformed services, notwithstanding any election to the contrary that may have been made pursuant to an amendment to comply with the final Code Section 415 Regulations. Differential pay is compensation paid by the Employer equal to the difference between the Employee’s Compensation paid by the Employer and Employee’s military compensation. This paragraph shall only apply if all Employees are receiving differential pay on a reasonably equivalent basis, are eligible to participate in the Employer’s Plan, and may make contributions based on the payments on reasonably equivalent terms.

For purposes of Employee and Employer make-up contributions under USERRA, Compensation during the period of military service shall be deemed to be the Compensation the Employee would have received during such period if the Employee were not in qualified military service, based on the rate of pay the Employee would have received from the Employer but for the absence due to military leave. If the Compensation the Employee would have received during the leave is not reasonably certain, Compensation will be equal to the Employee’s average Compensation from the Employer during the twelve (12) month period immediately preceding the military leave or, if shorter, the Employee’s actual period of employment with the Employer.

Compensation shall not include:

1. post-severance payments from a nonqualified unfunded deferred compensation plan will not be included in compensation, even if (i) the payment is made within 2  1/2 months after severance from employment or if later the end of the Limitation Year during which the severance occurred, (ii) the payment would have been made at the same time if the employee had continued his or her employment, and (iii) the payment is includible in the employee’s gross income;

2. amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

3. amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

4. amounts deferred by an Employee under the terms of a non-qualified deferred compensation plan; and

5. amounts for accrued bona fide sick, vacation or other leave.

The term “Annual Additions” shall mean the aggregate of Employer contributions, Employee contributions (where permitted), and Forfeitures (including any income attributable to Forfeitures) allocated to each Participant’s account during the Limitation Year in question. For purposes of determining the dollar limitation, “Annual Additions” shall also include amounts allocated, to an individual medical account, as defined in Section 415(l) of the Code, which is part of a defined benefit plan maintained by the Employer and amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in § 419A(d)(3) of the Code, under a welfare benefit fund, as defined in § 419(e) of the Code, maintained by the Employer.

For Plan Years in which the Plan may be the subject of an Exempt Loan, the annual additions relative to any contributions to the Plan to reduce such Exempt Loan will be the lesser of: the Employer contributions used to repay an Exempt Loan, as described in Article VIII for such Plan Year; or the fair market value of the Employer Stock released and allocated to a Participant’s Employer Stock Account with respect to such repayment. However, if not more than one-third ( 1/ 3) of the Employer contributions applied to pay principal and/or interest on an Exempt Loan are allocated to the accounts of Highly Compensated Employees, then Employer contributions used to pay interest on an Exempt Loan and any Employer Stock acquired with an Exempt Loan which is allocated as a Forfeiture will not be treated as an annual addition for purposes of this Section 7.3.

Section 7.4. Disposition of Excess Annual Additions. If there is an excess amount due to an error in estimating a Participant’s Compensation for a Limitation Year, an error in estimating the amount of elective deferrals of the Participant or the allocation of Employer Contributions, or as a result of the allocation of forfeitures, the excess will be corrected by the use of the Employer Plan Compliance Resolution System (EPCRS) or any other correction method permitted by law.

Section 7.5. Voting of Employer Stock. Each Participant and Former Participant may be entitled to direct the manner in which certain voting rights on full shares of Employer Stock acquired by the Trust and allocated to his Employer Stock Account are exercised. If the Employer Stock is a registration-type class of securities, the Participant or Former Participant shall be entitled to direct the manner in which all voting rights on allocated shares of the Employer Stock are to be exercised. For purposes of this Section 7.6 the term “registration-type class of securities” means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1944 and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of Section 12. If the Employer Stock is not a registration-type class of securities, the Participant or Former Participant shall be entitled to direct the manner in which the voting rights on the allocated Employer Stock are to be exercised, but only with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger, or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or such similar transaction as the secretary may prescribe in regulations. Where the Participant or Former Participant may direct the manner in which the voting rights on the Employer Stock may be exercised, the Trustee shall vote such shares in accordance with the directions of the Participant or Former Participant. In the event any allocated Employer Stock with respect to which voting directions are not given, such stock shall or shall not be voted by the Trustee as the Trustee in its sole discretion shall deem appropriate.

Any shares of Employer Stock acquired by the Trust but not allocated to the Participants’ Employer Stock Accounts or if allocated to the Participants’ Employer Stock Accounts but not subject to the Participant’s right to direct the vote thereof as described above, shall be voted by the Trustee as the Trustee in its sole discretion shall deem appropriate.

Section 7.6. Correction of Prior Incorrect Allocations and Previous Funding Deficiencies. Notwithstanding any provisions of this Plan to the contrary, in the event that, as of any Adjustment Date, adjustments to any Participant’s account may be required to correct any incorrect allocation of Employer contributions, investment earnings or losses, or Forfeitures, or any funding deficiency which may have occurred in a previous year, the Plan Administrator is authorized to apply the Employer Contributions and the amounts forfeited under Section 5.6(A) for the Plan year ending on such Adjustment Date to correct such incorrect allocation or funding deficiency and to increase such Participant’s account to the value which would have existed on said Adjustment Date had there been no prior incorrect allocation or funding deficiency. The Plan Administrator is also authorized to take such other actions as he deems necessary to correct prior incorrect allocations or funding deficiencies to the extent such action may be necessary to ensure compliance with the provisions of the Plan and applicable provisions of the Code and ERISA.

ARTICLE VIII

EXEMPT LOANS

Section 8.1. General Provisions. The Board may direct the Trustee to obtain loans for the purchase of Employer Stock. Any such loan if made to the Plan by a disqualified person or if a disqualified person should guarantee such loan, shall be for a stated term and not payable on demand absent a default, shall further meet all requirements necessary to constitute an “Exempt Loan” within the meaning of Treasury Regulation § 54.4975-7(b)(1)(iii) and shall be used primarily for the benefit of the Participants and Beneficiaries. The proceeds of any such Exempt Loan shall be used, within a reasonable time after the Exempt Loan is obtained, only to purchase Employer Stock, repay the Exempt Loan, or repay any prior Exempt Loan. Any such Exempt Loan shall provide for no more than a reasonable rate of interest as determined under Treasury Regulation § 54.4975-7(b)(7), which loan must be without recourse against the Plan and designed so that the implementation of such Exempt Loan will not be such that the assets of the Plan might be drained off. The number of years to maturity under the Exempt Loan must be definitely ascertainable at all times. The only assets of the Plan that may be given as collateral for an Exempt Loan are shares of Employer Stock acquired with the proceeds of the Exempt Loan and shares of Employer Stock that were used as collateral on a prior Loan repaid with the proceeds of the current Exempt Loan. Such Employer Stock so pledged shall be placed in a suspense account. No person entitled to payment under an Exempt Loan shall have recourse against Trust assets other than such collateral, contributions that are available under the Plan to meet obligations under the Exempt Loan, and earnings attributable to such collateral and the investment of such contributions. In the event that an Exempt Loan is declared to be in default, the value of the Plan assets that were transferred to satisfy such Exempt Loan will not exceed the amount of the default and in the event the lender is a “disqualified person” the amounts to be paid in satisfaction of the loan shall not exceed the payments in default. All Employer contributions paid during the Plan Year in which an Exempt Loan is made (whether before or after the date the proceeds of the Exempt Loan are received), all Employer contributions paid thereafter until the Exempt Loan has been repaid in full, and all earnings from investment of such contributions shall be available to meet obligations under the Exempt Loan, unless otherwise provided by the Employer at the time any such contribution is made. Any pledge of Employer Stock must provide for the release of shares so pledged, upon the payment of any portion of the Exempt Loan pursuant to either the “Standard Release” provisions or the “Special Release” provisions defined below, as may be elected by the Board with respect to each Exempt Loan. Except as provided for in subparagraph (c) hereinbelow, upon selection of a release provision, such provision shall continue to be applied with respect to the release of shares of Employer Stock purchased with the proceeds of a particular Exempt Loan.

(a) Standard Release Provision: For each Plan Year during the period of the Exempt Loan, the number of shares of Employer Stock released from such pledge must equal the total number of encumbered shares held immediately prior to the withdrawal multiplied by a fraction:

(i)	The numerator of which is the amount of principal and interest paid for the Plan Year; and

(ii)	The denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years.

(b) Special Release Provision: For each Plan Year during the period of the Exempt Loan, the number of shares of Employer Stock released from such pledge must equal the total number of encumbered shares held immediately prior to the withdrawal multiplied by a fraction:

(i)	The numerator of which is the amount of principal paid for the Plan Year; and

(ii)	The denominator of which is the sum of the numerator plus the principal to be paid for all future Plan Years.

The Board may select the Special Release Provisions only where (1) the Exempt Loan provides for annual payments of principal and interest at a cumulative rate which is not less rapid at any time than level annual payments of such amounts for ten (10) years; (2) the interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (3) by reason of a renewal, extension or refinancing, the sum of the expired duration of the original Exempt Loan, any renewal period, any extension period and the duration of any new Exempt Loan does not exceed 10 years.

(c) In determining the number of shares to be released for any Plan Year under either the Standard Release Provisions or the Special Release Provisions:

(i) The number of future years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods;

(ii) If the Exempt Loan provides for a variable interest rate, the interest to be paid for all future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made; and

(iii) If the Employer Stock subject to the pledge includes more than one class of shares, the number of shares of each class to be released for a Plan Year from the pledge must be determined by applying the applicable fraction provided for above to each such class.

Allocations of Employer Stock shall be reflected separately for each class of such stock, and the Board shall maintain adequate records of the aggregate cost basis of Employer Stock allocated to each Participant’s Employer Stock Account.

Section 8.2. Exempt Loan Repayment. Payments of principal and interest on any such Exempt Loan during a Plan Year shall be made by the Trustee only from (1) Employer contributions to the Trust made to meet the Plan’s obligation under an Exempt Loan and any earnings attributable to such contributions as well as from any earnings attributable to Employer Stock held as collateral for an Exempt Loan (both received during or prior to the Plan Year), less such payment in prior years; (2) the proceeds of a subsequent Exempt Loan made to repay a prior Exempt Loan; (3) the proceeds of the sale of any Employer Stock held as collateral for an Exempt Loan to the extent the Plan terminated; and (4) cash dividends. Such contributions and earnings must be accounted for separately by the Plan until the Exempt Loan is repaid.

Section 8.3. Allocation of Released Shares. Employer Stock released by reason of the payment of principal or principal and interest on an Exempt Loan shall, at the end of the Plan Year, be credited pro rata to the Participants’ accounts pursuant to the provisions of Section 7.2.

Section 8.4. Employer Contributions. Subject to the general provisions of Section 4.1, to the extent an Exempt Loan has been established, the Employer shall contribute to the Trust sufficient amounts to enable the Trust to pay principal and interest on any such Exempt Loans as they are due; provided, however, that no such contribution shall exceed the limitations in Section 7.3.

Section 8.5. Limitation and Restrictions. Except as provided in Sections 6.9 and 6.10, and notwithstanding any amendment to or termination of the Plan which would result in its failure to qualify as a leveraged Employee Stock Ownership Plan within the meaning of § 4975(e)(7) of the Code, no share of Employer Stock acquired with the proceeds of an Exempt Loan obtained by the Trust to purchase Employer Stock may be subject to a put, call, or other option, or buy-sell or similar agreement while such shares are held by and when distributed from the Plan.

Section 8.6. Cash Dividends.

(a) Vested Participants. At the election of a vested Participant, cash dividends, if any, on shares of Employer Stock allocated to such Participant’s Account either shall be paid to such Participant or shall be reinvested in Employer Stock.

(b) Non-vested Participants. Cash dividends, if any, on shares of Employer Stock allocated to such Participant’s Account may be accumulated in the Trust or may be paid to such Participant currently, as determined in the sole discretion of the Committee exercised in a uniform and nondiscriminatory manner.

(c) It is expressly intended that the Employer shall be allowed a deduction with respect to any dividends paid on shares of Employer Stock of any class held by the Plan on the record date to the extent such dividends are:

(1)	paid in cash directly to the Participants, or their Beneficiaries,

(2)	reinvested in Employer Stock by the Participants or their Beneficiaries; or

(3)	paid to the Plan and are distributed from the Plan to the Participants or their Beneficiaries not later than ninety (90) days after the close of the Plan Year in which paid.

(d) It is expressly intended that the Employer shall be allowed a deduction for any dividends paid on shares of Employer Stock (whether or not allocated) and used to make payments on an Exempt Loan provided that, in the case of dividends paid on allocated shares, Employer Stock in an amount equal to such dividends is allocated to such Participants for the year in which such dividends would otherwise have been allocated to such Participants.

(e) Notwithstanding the above, if the Employer is classified as an “S” corporation for federal income tax purposes pursuant to § 1361 et. seq. of the Code, the Employer shall not be allowed a deduction with respect to any distributions paid on shares of Employer Stock as described above and such amounts shall not be considered “dividends” subject to the provisions of this Section 8.6.

ARTICLE IX

TOP-HEAVY PLAN PROVISIONS

Section 9.1. Determination Date. If, as of the Determination Date (as defined below) the Plan is a Top-Heavy Plan, as defined in Section 9.2, the provisions of this Article IX shall apply.

The Determination Date for the first Plan Year shall be the last day of such Plan Year. For all subsequent Plan Years the Determination Date shall be the last day of the preceding Plan Year.

Key Employee and Top-Heavy tests shall be made as of the Determination Date.

Section 9.2. Top-Heavy Plan.

(a)	The Plan shall be considered a Top-Heavy Plan, if, as of the Determination Date, either

(1)	the aggregate of all account balances of Key Employees under the Plan exceeds 60% of the sum of all accounts of all Employees under the Plan excluding former Key Employees, or

(2)	the Plan is part of a Top-Heavy Group, as defined in Section 9.5.

Notwithstanding anything in this subsection (a), if this Plan is part of an aggregation group, as defined in Section 9.5, that is found not to be Top-Heavy, then this Plan shall not be a Top-Heavy Plan.

(b)	When determining whether the Top-Heavy rules apply for any Plan Year:

(1)	Any account balances for an Employee who is not currently a Key Employee, but was a Key Employee in a prior year, shall not be recognized for the Plan Year ending on the Determination Date, and

(2)	The account balances for an Employee shall include as of the Determination date, the account balance of the Employee determined as of the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date and an adjustment for any contribution due as of the Determination Date. The account balances for an Employee shall also include aggregate distributions made with respect to such Employee under the Plan during the one-year period ending on the Determination Date, except for the distribution made to former Key Employees excluded above, and distributions rolled over to a plan maintained by the Employer or Related Employer.

(3)	If an individual has not performed any service for the Employer at any time during the one-year period ending on the Determination Date, any accrued benefit or account balance for such individual shall not be taken into account.

Section 9.3. Key Employee. Key Employee shall mean any employee or former employee (including any deceased employee) who at any time during the Plan year that includes the Determination Date was:

(1)	an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002;

(2)	a five-percent owner of the Employer; or

(3)	a one-percent owner of the Employer having annual compensation of more than $150,000.

For purposes of determining a Key Employee, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

For purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the Determination Date:

(a)	Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not be terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period”.

(b)	Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the determination date shall not be taken into account.

For purposes of this Section 9.3, Employee shall mean Employee of the Employer or any employee of a Related Employer if the Plan is part of a Top-Heavy Group with the plan of a Related Employer. Key Employee shall include any beneficiary of a Key Employee, and former Key Employee shall include any beneficiary of a former Key Employee.

Beneficiaries of an Employee shall acquire the character of the Employee who performed service for the Employer. Also, inherited benefits shall retain the character of the benefits of the Employee who performed services for the employer.

Notwithstanding anything above, the criteria used in the determination of Key Employees shall be consistent with Code § 416, which is incorporated herein by reference.

Section 9.4. Non-Key Employee shall mean any Employee who is not a Key Employee.

Section 9.5. Top-Heavy Group.

(a)	Top-Heavy Group shall mean an aggregation group where the sum, as of the Determination Date, of:

(1)	the present value of the cumulative accrued benefits for Key Employees under any defined benefit plan included in the group and

(2)	the sum of the account balances of Key Employees under any defined contribution plan included in the group exceeds 60% of the same amount determined for all Employees, excluding former Key Employees, under all plans included in the group. If the Determination Date for each plan in the aggregation group is not the same, then the top-heavy status of the group will be determined by adding the results for each separate plan’s accrued benefits, as of each plan’s determination date that fall within the same calendar year.

Accrued benefits, of an employee (other than a key employee) shall be determined under a uniform accrual method which applies in all plans of the employer, or where there is no such described method, as if such benefit accrued not more rapidly than the slowest rate of accrual permitted under Section 411(b)(1)(C).

(b)	The aggregation group must include:

(1)	each plan of the Employer or Related Employer, in which a Key Employee participates in the Plan Year containing the determination date or any of the four (4) preceding Plan Years, and including any plan which may have been terminated during the preceding five Plan Years, in which a Key Employee is a participant, and

(2)	any plan of the Employer or Related Employer on which a plan covering a Key Employee depends for qualification under the requirements of Code Section 401(a)(4) or 410.

(3)	The aggregation group may also include, at the election of the Employer, any plan of the Employer or Related Employer not required to be included in an aggregation group if such group would continue to meet the qualification requirements of Code Section 401(a)(4) and 410. If such an aggregation group is found not to be Top-Heavy, then no plan shall be considered Top Heavy. If the aggregation group is found to be Top-Heavy, then all plans in the group, except the plan which was not required to be included, would be considered Top-Heavy Plans.

Section 9.6. Minimum Contributions and Benefits for Top-Heavy Plans. If the Plan is or becomes a Top-Heavy Plan, then, notwithstanding the provisions of Articles IV and VII and except as provided for hereinbelow, the minimum Employer contribution for each Plan Year during which the Plan is a Top-Heavy Plan to each Participant employed on the last day of the Plan Year who is a Non-Key Employee shall be three percent (3%) of such Non-Key Employee’s Compensation. The minimum Employer contribution shall be provided to each of these Participants regardless of the number of Hours of Service during the Plan Year.

This minimum Employer contribution shall be less than three percent (3%) and not exceed the percentage of contribution made, or required to be made, for such Top-Heavy Year to a Key Employee for whom such percentage is the highest for such Plan Year. Such highest percentage shall be determined for each Key Employee by dividing the Employer contribution for such Key Employee by his Compensation. For the purposes of this Section, Forfeitures and amounts contributed on behalf of key employees as a result of a salary reduction agreement shall be counted as Employer contributions.

Notwithstanding the above, if an Employee is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer and there is evidence that the retirement benefits of these Employees were the subject of good faith bargaining between such Employees and the Employer, then the provisions of this Article IX shall not apply to that Employee.

Section 9.7. Top-Heavy Average Compensation. Top-Heavy Average Compensation shall mean the average compensation paid during the consecutive Top-Heavy Years of Service, not to exceed five years, which produce the highest average compensation. For purposes of this Article IX, Compensation shall be that amount as otherwise determined in accordance with the provisions of Section 2.9 hereinabove.

Section 9.8. Top-Heavy Years of Service. Top-Heavy Years of Service shall mean Years of Service excluding Plan Years in which the Plan was not a Top-Heavy Plan and further excluding Years of Service completed in a Plan Year beginning before January 1, 1984.

Section 9.9. Top-Heavy Group Minimum Contribution. In the case of a Top-Heavy Group consisting of both defined benefit and defined contribution plans, the required minimum Employer contribution for each Top-Heavy Plan Year shall be satisfied by the minimum contribution under the defined benefit plan of the Employer.

The required minimum accrued benefit or Employer contribution for each Top-Heavy Year of Service for Employees who do not participate in this Plan but who participate in another Plan of the Top-Heavy Group shall be satisfied by providing the minimum accrued benefit or contribution under that plan.

If the Employer maintains another qualified plan which provides a minimum benefit or contribution, then the minimum benefit or contribution provided under this Plan shall not, when combined with the benefit or contribution provided by the other plan, exceed the amount required by Section 416(c) of the Code. If the Employer maintains another qualified plan which does not provide a minimum benefit or contributions, then the minimum benefit or contributions shall be provided under this Plan.

Section 9.10. Minimum Vesting Requirements. With respect to any Plan Year, the Plan is deemed to be a Top-Heavy Plan as defined in Section 9.2, then, notwithstanding the provisions of Section 5.4 if the vesting schedule set forth therein is longer than that provided for in this Section 9.10 the vesting of the account balance of a Participant who completes one or more hour of service after the Plan becomes a Top-Heavy Plan will be based upon Years of Service in accordance with the following vesting schedule until such time as the Plan is no longer deemed to be Top-Heavy:

Years of Service	Percentage of Accounts Vested
One Year	0%
Two Years	20%
Three Years	40%
Four Years	60%
Five Years	80%
Six Years	100%

Years of Service for the purposes of vesting in a Top-Heavy Plan shall include all Years of Service, including years prior to January 1, 1984, as well as years during which the Plan is not considered to be a Top-Heavy Plan. Vesting pursuant to this Section 9.10 shall apply to each Participant’s entire account balance. When the Plan becomes a Top-Heavy Plan, however, the account balance of any Employee who does not complete one Hour of Service after the Plan becomes Top-Heavy is not required to be subject to the minimum vesting schedule for Top-Heavy Plans.

When the Plan ceases to be a Top-Heavy Plan, the vesting schedule shall revert to the schedule defined in Section 5.4 in the event such Section provides for a period of vesting in excess of three Years of Service, and if the Boards of all Employers adopting this Plan so agree. However, each Participant with at least three Years of Service may elect to continue having his nonforfeitable percentage computed under the Plan according to the Top-Heavy vesting schedule.

For purposes of the above paragraph, a Participant shall be considered to have completed three Years of Service if he has completed 1,000 Hours of Service in each of three Plan Years, whether or not consecutive, ending with or prior to the last day of the election period described below.

The election period shall begin no later than the date following the Determination Date on which the Plan is found not to be Top-Heavy and shall end no earlier than the later of the following dates:

(a)	the date which is 60 days after such Determination Date, or

(b)	the date which is 60 days after the day the Participant is issued written notice of the change by the Employer or the Plan Administrator.

ARTICLE X

SPECIAL PROVISIONS FOR DIVERSIFYING INVESTMENTS AND APPRAISALS

Section 10.1. Diversification of Investments. Each Qualified Participant shall be permitted to direct the Plan as to the investment of twenty-five percent (25%) of the value of the Participant’s account balance, reduced by any amount that the Qualified Participant has previously elected to diversify, which is attributable to Employer Stock which was acquired by the Plan within 90 days after the last day of each Plan Year during the first five (5) years of the Participant’s Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant’s Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of fifty percent (50%) of the value of such account balance attributable to Employer Stock.

For purposes of this Section, “Qualified Participant” shall mean a Participant or Former Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan including years of participation in any predecessor plan from which the plan may derive. “Qualified Election Period” shall mean the six (6) Plan Year period beginning with the later of (i) the first Plan Year in which the Participant first becomes a Qualified Participant, or (ii) the first Plan Year beginning after December 31, 1986.

The Qualified Participant’s direction shall be provided to the Plan Administrator in writing and shall specify the amount the Qualified Participant wishes to diversify. The Plan Administrator shall offer at least three (3) investment options (consistent with any requirements that may be imposed by regulation) to each Qualified Participant making an election pursuant to this Section. In lieu of offering such investment options, the Plan Administrator may direct that the Plan distribute (notwithstanding the provisions of § 409(d) of the Code) the portion of the Qualified Participant’s account that is covered by the election within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to such requirements of the Plan concerning put options as would otherwise apply to a distribution of Employer Stock from the Plan. This Section shall apply notwithstanding any other provision of the Plan other than Section 6.10. If the Qualified Participant does not consent to the distribution, such amount shall be retained in this Plan.

In lieu of receiving a cash distribution under this Section, a Qualified Participant may direct the Plan to transfer that portion of his account otherwise subject to distribution to another qualified plan of the Employer eligible to accept such transfers, provided that such transferee plan permits Employee directed investments and is not itself substantially invested in Employer Stock. Any such transfers shall be made within ninety (90) days after the close of the Plan Year.

Section 10.2. Independent Appraisals. All valuations of Employer Stock which are not readily tradable on an established securities market with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Section 170(a)(1) of the Code. All valuations of Employer Stock shall be made at the request and expense of the Employer and shall be performed at the discretion of the Employer but not less frequently than annually. For purposes of determining the value of Employer Stock to be acquired by the Plan from a “disqualified person” as defined in § 4975(e)(2), the independent appraiser shall determine the value of such Employer Stock as of the date of its acquisition by the Plan.

ARTICLE XI

ADMINISTRATION BY COMMITTEE

Section 11.1. The Employee Stock Ownership Plan Committee shall consist of not less than three nor more than nine individuals who shall be appointed by the Board to serve at the pleasure of the Board. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Board. The Committee shall be responsible for the general administration and interpretation of the Plan, except to the extent all or any of such obligations are specifically imposed on the Trustee, Plan Administrator or the Board. In the absence of any appointment by the Board to the Committee, the members of the Board shall be deemed to constitute the Committee.

Section 11.2. The members of the Committee shall elect a Chairman and may elect an acting Chairman. They shall also elect a Secretary and may elect an acting Secretary, either of whom may be, but need not be, a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine and may authorize one or more of its members, or any agent, to execute or deliver any instruments or to make any payment in behalf of the Committee.

Section 11.3. The Committee shall hold such meetings upon such notice at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all of the members of the Committee in office, or if all such members are present at the meeting.

Section 11.4. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all of the members of the Committee.

Section 11.5. The Committee shall maintain full and complete records of its deliberations and decisions. Its records shall contain all relevant data pertaining to individual Participants and their rights under the Plan and in the Fund.

Section 11.6. Subject to the limitations of the Plan and of the Act, the Committee may from time to time establish rules or by-laws for the administration of the Plan and the transaction of its business.

Section 11.7. No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting).

Section 11.8. Subject to the claims procedure set forth in Article XVII, the Committee shall have the duty and authority to interpret and construe the provisions of the Plan and to decide any dispute which may arise regarding the rights of Participants thereunder, which determination shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons.

Section 11.9. No fee or compensation shall be paid to any member of the Committee for his services as such.

Section 11.10. The Committee shall be entitled to reimbursement out of the Trust Fund or by the Employer for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the plan.

ARTICLE XII

TRUST PROVISIONS

Section 12.1. The Trust Assets.

(1) Employer contributions shall be paid to the Trustee, from time to time, in accordance with the Plan. All Employer contributions hereafter made and all investments thereof together with all accumulations, accruals, earnings and income with respect thereto shall be held by the Trustee in trust hereunder as the Trust Assets. The Trust Assets shall be received by the Trustee and invested pursuant to written instructions to the Trustee from the Board. The Trustee shall not be responsible for the administration of the Plan, maintaining any records of Participants’ Accounts under the Plan, or the computation of or collection of Employer contributions, but shall hold, invest, reinvest, manage, administer and distribute the Trust Assets as provided herein for the exclusive benefit of Participants, retired Participants and their Beneficiaries.

(2) Unless otherwise directed by the Board, the Trustee shall hold, invest and administer the Trust Assets as a single fund without identification of any part of the Trust Assets with or allocation of any part of the Trust Assets to the Company or to any affiliate of the Company designated by it as a participating Employer under the Plan or to any Participant or group of Participants of the Company or of any such affiliate or their Beneficiaries.

Section 12.2. Investment of Trust Assets.

(1) The Trustee may invest and reinvest the Trust Assets maintained in each Participant’s Employer Stock Account without distinction between principal and income in such financial instruments or Employer Stock in accordance with the other terms and conditions of this Plan. The Trustee may also, invest funds in savings accounts, and without restriction to that class of investments which are defined as legal investments for trust funds under the laws of the State of North Carolina, the Trust Assets may be invested in common or preferred stocks or options thereon, bonds, debentures, notes or other evidences of indebtedness or ownership, or other securities in any corporation (including shares in the Trustee), a mutual investment fund investment company, an association or business trust; money market funds, savings accounts or certificates of deposit issued or maintained by the Trustee, its parent or subsidiary; bonds or other obligations or securities issued by the United States of America or any State or governmental subdivision or instrumentality thereof; and shares in any common trust operated by the Trustee.

(2) All or any part of the Trust Assets may be invested and reinvested collectively with funds of other pension and profit sharing trusts exempt from tax under Section 501(a) of the Code by reason of qualifying under Section 401(a) of the Internal Revenue Code through the medium of one or more of the common, collective or pooled investment tax exempt trust funds which have been or may hereafter be established and maintained by the Trustee, provided that the instrument or instruments governing such trust fund or funds, as amended from time to time, shall constitute part of this Plan so long as any portion of the Trust Assets shall be invested through the medium thereof, and further provided that the instrument creating such trust fund or funds expressly limits participation therein to individual retirement accounts which are exempt under Section 408(e) of the Code and to employer’s pension and profit sharing trusts which are exempt under Section 501(a) of the Code by qualifying under Section 401(a) of the Code. For purposes of any valuation of the Trust Assets the interest of the Trust Assets in such common, collective or pooled investment trust fund shall be valued at the times and in the manner prescribed by Article VII of this Plan.

(3) The Plan assets shall be invested and controlled by the Trustee; provided, however, that the actual management of Trust investments, other than Employer Stock, may be delegated to one or more investment managers appointed by the Board. Investments directed by the Trustee shall not be in conflict with the “Prohibited Transactions” provisions of the Code as currently defined and as hereafter amended. The Trustee shall purchase or sell such shares of Employer stock, including shares of stock of any classification issued by any subsidiary or affiliate of the Employer, pursuant to written direction from the Board. The Trustee shall have no obligation whatsoever to seek or request any such direction from the Board, nor shall the Trustee have any power or authority to dispose of any such Employer stock acquired pursuant to such direction unless directed by the Board.

(4) In the event the Trustee invests any part of the Trust Assets, pursuant to the directions of the Board, in any securities issued or guaranteed by the Employer or any subsidiary or affiliate of the Employer, and the Board thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which, in the opinion of counsel for the Employer require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky laws of the any state or states, then the Employer, at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

Section 12.3. Participant Loans. A Participant may not make application requesting a loan under the Plan.

Section 12.4. Insurance Policies. Participant’s may not elect to utilize any portion of their account balance for the purchase of life insurance policies.

Section 12.5. Powers of Trustee. The Trustee shall have the authority and power to:

(1) Sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to any securities or other property in the Trust at public or private sale;

(2) Subject to the restrictions set forth in Section 8.1 of the Plan, borrow from any lender to acquire Employer Stock or any other property authorized by this Agreement, giving its note as Trustee with such interest and security for the loan as may be appropriate and necessary.

(3) Vote upon any stock, including Employer Stock as prescribed in Section 12.6 hereinbelow, bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person or by proxy;

(4) Give general or specific proxies or powers of attorney with or without powers of substitution;

(5) Participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Employer Stock or any other securities;

(6) Deposit such Employer Stock or other securities in any voting trust, or with any protective or like board, or with a trustee or with depositories designated thereby;

(7) Exercise any options, subscription rights and conversion privileges;

(8) Sue, defend, compromise, arbitrate or settle any suit or legal proceeding or any claim due it or on which it is liable;

(9) Contract or otherwise enter into transactions between itself as Trustee and the Employer, its subsidiaries and shareholders of any of them;

(10) Perform all acts which the Trustee shall deem necessary and appropriate and exercise any and all powers and authority of the Trustee under this Agreement;

(11) Exercise any of the powers of an owner, with respect to such Employer Stock and other securities or other property comprising the Trust Assets. Either the Employer or the Board may authorize the Trustee to act on any matter or class of matters with respect to which direction or instruction to the Trustee by the Board is called for hereunder without specific direction or other instruction from the Board.

(12) To cause any investment in the Trust to be registered in or transferred into its name as Trustee or the name of its nominee or nominees or to retain them unregistered or in form permitting transfer by delivery; but the books and records of the Trustee shall at all times show that all such investments are part of the Trust and the Trustee shall be fully responsible for any misappropriation or defalcation in respect to any investment held by its nominee or held in unregistered form.

Section 12.6. Voting Employer Stock. All Employer Stock held by the Trust Fund may, to the extent not inconsistent with the Trustees’ duties as governed by the Act, be voted by the Trustee. Notwithstanding the foregoing, each Participant, Former Participant and/or Beneficiary shall be entitled to direct the voting of any voting shares of Employer Stock allocated to his Employer Stock Account with respect to any vote required for the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all the assets of a trade or business, or other similar transactions prescribed by regulation, as otherwise provided for in this Plan. Any unallocated shares held by the Trust shall be voted by the Trustee as the Trustee in its sole discretion shall determine. Any allocated shares held by the Trust and subject to the voting direction of a Participant but for which no such direction is given, may or may not be voted by the Trustee, as such Trustee shall, in its sole discretion determine.

Section 12.7. Distributions By Trustee.

(1) The Trustee shall make distributions from the Trust at such times and in such number of shares of Employer Stock and amounts of cash to or for the benefit of the persons entitled thereto under the Plan as the Board directs in writing. Any undistributed part of a Participant’s Plan benefit shall be retained in the Trust until the Board directs its distribution. Where distribution is directed in Employer Stock, the Trustee shall cause an appropriate certificate to be issued to the person entitled thereto and mailed to the address furnished it by the Board; provided, however, that the Trustee shall comply with the provisions of the Plan and the regulations of the Board relating to the repurchase of such stock by the Trust or by the Employer. Any portion of a Participant’s Plan benefit to be distributed in cash shall be paid by the Trustee, mailing its check to the same person at the same address. If a dispute arises as to who is entitled to or should receive any benefit or payment, the Trustee may withhold or cause to be withheld such payment until the dispute has been resolved.

(2) As directed by the Board, the Trustee shall make payments out of the Trust assets. Such directions or instructions need not specify the purpose of the payments so directed, and the Trustee shall not be responsible in any way respecting the purpose or propriety of such payments.

(3) No distribution or payment under this Agreement to any Participant or his Beneficiary under the Plan shall be subject in any manner to anticipation, sale, transfer, assignment or encumbrance, whether voluntary or involuntary, and no attempt so to anticipate, sell, transfer, assign or encumber the same shall be valid or recognized by the Trustee, nor shall any such distribution payment be in any way liable for, or subject to, the debts, contracts, liabilities or torts of any person entitled to such distribution or payment, except to such an extent as maybe ordered under a qualified domestic relations order, as otherwise provided for in this Plan. If the Trustee is notified by the Board that any such Participant or Beneficiary has been adjudicated bankrupt or has purported to anticipate, sell, transfer, assign or encumber any such distribution or payment, voluntarily or involuntarily, the Trustee shall, if so directed by the Board, hold or apply such distribution payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as the Board shall direct.

(4) In the event that any distribution or payment directed by the Board shall be mailed by the Trustee to the person specified in such direction at the latest address of such person filed with the Board, and shall be returned to the Trustee because such person cannot be located at such address, the Trustee shall promptly notify the Board of such return. Upon the expiration of sixty (60) days after such notification, such direction shall become void, and unless and until a further direction by the Board is received by the Trustee with respect to such distribution or payment, the Trustee shall thereafter continue to administer the Trust as if such direction had not been made by the Board. The Trustee shall not be obligated to search for or ascertain the whereabouts of any such person.

(5) The Plan Trustee shall have the primary responsibility for the withholding of income taxes from Plan distributions, for the payment of withheld income taxes on Plan distributions to the Internal Revenue Service. The Plan Administrator shall notify Participants of their right to elect not to have income tax withheld from Plan distributions.

Section 12.8. Liability of Trustee. Subject to the provisions of the Employee Retirement Income Security Act of 1974, the Trustee shall not be liable for any expense or liability unless due to or arising from fraud, dishonesty, negligence or misconduct of the Trustee. Except as thus provided, the Trustee shall not be liable for the making, retention or sale of any investment or reinvestment made by the Trustee as herein provided, nor for any loss to or diminution of the Trust Assets, nor for any action which the Trustee takes or refrains from taking which the Trustee deems in good faith to be in the best interests of the Trust or which the Trustee takes or refrains from taking at the direction of the Committee or Plan Administrator.

Section 12.9. Resignation or Removal of Trustee.

(1) Any Trustee may resign at any time upon forty- five (45) days written notice to the Employer. Any Trustee may be removed at any time by the Employer upon forty-five (45) days written notice to the Trustee. Upon the receipt of instructions or directions from the Employer or the Committee with which a Trustee is unable or unwilling to comply, that Trustee may resign upon notice, in writing, to the Employer or the Committee, given within a reasonable time, under the circumstances then prevailing, after the receipt of such instructions or directions, and notwithstanding any other provisions hereof; in that event, that Trustee shall have no liability to the Employer, or any person interested herein for failure to comply with such instructions or directions. Upon resignation or removal of any Trustee, the Employer shall appoint a successor Trustee (or Trustees). The successor Trustee shall have the same powers and duties as are conferred upon the Trustee hereunder, and the Trustee shall assign, transfer and pay over to such successor Trustee all the moneys, securities and other property then constituting the Trust Assets, together with such records or copies thereof as may be necessary to the successor Trustee.

(2) The Trustee shall not be required to make any transfer under this Section 12.9 to a successor Trustee or Trustees unless and until it has been indemnified to its satisfaction against any expenses and liabilities both with respect to such transfer and with respect to any of its acts as Trustee prior to such transfer (except such expenses or liabilities due to or arising from its fraud, dishonesty, negligence or misconduct).

Section 12.10. Expenses. The Trustee may employ suitable agents and counsel who may also be counsel for the Employer. The expenses incurred by the Trustee in the performance of its duties hereunder and all other proper charges, expenses and disbursements of the Trustee, including the Trustee’s compensation, shall be paid by the Trust, unless such expenses are to be paid by the Employer. In the event expenses are to be paid by the Trust, such expenses shall be prorated among the accounts of the Participants. Furthermore, the Trustee shall be authorized to charge to the account of each Participant the expense incurred by the Plan for the review and implementation of any QDRO. Normal brokerage charges, commissions, taxes and other costs incident to the purchase and sale of securities which are included in the cost of securities purchased, or charged against the proceeds in the case of sales, shall be charged to and paid out of Trust assets. The Trustee shall be entitled to compensation for its services hereunder according to its regularly published schedule of fees in effect at the time its services are rendered.

Section 12.11. Action by Trustee. In the event the Trustee shall consist of one or more individuals and/or entities, the decision of a majority of the individuals and/or entities shall constitute the action of the Trustee. Any individual Co-Trustee may, from time to time delegate any of his powers, duties and discretion (subject to the applicable limitations of ERISA or other applicable federal or state laws) to any other Co-Trustee(s) not otherwise precluded by this Agreement from exercising or discharging that power, duty or discretion, and may revoke the delegation at any time. In the event any Co-Trustee shall, due to self-interest or for any other reason, elect to abstain from voting on any matter involving the operation of the Plan, the abstention of such Co-Trustee from any vote of the Trustees shall not be characterized or otherwise construed as a “no” vote. Rather, a decision of a majority of the remaining Co-Trustees if more than one or by the sole remaining Co-Trustee shall constitute the action of the Trustee.

ARTICLE XIII

ALLOCATION OF RESPONSIBILITIES AMONG NAMED FIDUCIARIES,

MANAGEMENT OF FUNDS AND AMENDMENT OR TERMINATION OF PLAN

Section 13.1. The responsibilities allocated to the named fiduciaries are as follows:

(a)	Board:

(1)	To amend the Plan,

(2)	To appoint and remove members of the Committee,

(3)	To appoint and remove Trustees under the Plan,

(4)	To determine the amount to be contributed to the Plan by the Employer,

(5)	To terminate the Plan,

(6)	To direct the Trustee regarding the purchase of Employer Stock, and

(7)	To direct the Trustee in the distribution of Trust Assets.

(b)	Committee:

(1)	To interpret the provisions of the Plan and to determine the rights of the Participants under the Plan, except to the extent otherwise provided in Article XVII relating to the claims procedure, and

(2)	To administer the Plan in accordance with the terms, except to the extent power to administer the Plan is specifically delegated to another named fiduciary or other person or persons as provided in the Plan.

(c)	Plan Administrator:

(1)	To file such reports as may be required to the United States Department of Labor, the Internal Revenue Service and any other government agencies for which reports may be required to be submitted from time to time,

(2)	To comply with requirements of law for disclosure of Plan provisions and other information relating to the Plan, to Participants and other interested parties,

(3)	To administer the claims procedure as provided in Article XVII, and

(4)	To account for the accounts of Participants.

(d)	Trustee:

(1)	To invest and reinvest Trust assets as directed by the Board,

(2)	To make distributions to the Plan Participants as directed by the Board,

(3)	To render annual accounting to the Employer as provided in this Plan, and

(4)	Otherwise to hold, administer and control the assets of the Trust as provided in the Plan and Trust Agreement.

Section 13.2. Except as otherwise provided in the Act, a named fiduciary shall not be responsible or liable for acts or omissions of another named fiduciary with respect to fiduciary responsibilities allocated to such other named fiduciary, and a named fiduciary of the Plan shall be responsible and liable only for its own acts or omissions with respect to fiduciary duties specifically allocated to it and designated as its responsibility.

Section 13.3 All assets of the Plan shall be held in a Trust forming a part of the Plan which shall be administered as a Fund to provide for the payment of benefits as provided in the Plan to the Participants, or their successors in interest, out of the income and principal of the Trust. All fiduciaries (as defined in the Act) with respect to the Plan shall discharge their duties as such solely in the interest of the Participants and their successors in interest and (a) for the exclusive purposes of providing benefits to Participants and their successors and of defraying reasonable expenses of administering the Plan and Trust, (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and (c) in accordance with the Plan and Trust Agreement, except to the extent such documents may be inconsistent with the Act. The assets of the Plan shall never inure to the benefit of the Employer.

Notwithstanding the foregoing, contributions made by the Employer may be returned to the Employer if:

(a)	The contribution was conditioned on the initial qualification of the Plan under the Code, the Plan does not so qualify and the contribution is returned within one year after the Plan is found to not so qualify; and

(b)	The application for a determination of qualification described in subparagraph (a) was filed not later than 90 days after the date on which a credit is claimed.

Section 13.4 All requests, directions, requisitions and instructions of the Plan Administrator or the Committee to the Trustee shall be in writing and signed by the Plan Administrator or Secretary of the Committee or by any one member of the Committee authorized by the majority to sign.

ARTICLE XIV

BENEFICIARY

Each Participant or Former Participant may name a Beneficiary on a form provided by the Plan Administrator and delivered to the Plan Administrator. Such designation may include more than one person with one or more secondary or contingent Beneficiaries and shall be subject to change upon written request of such Participant or Former Participant in the same manner as the original designation. If a married Participant or Former Participant fails to designate a Beneficiary, he will be deemed to have designated his spouse as his Beneficiary. If a single Participant or Former Participant fails to name a Beneficiary, payments will be made to his estate. If a Beneficiary is receiving or is entitled to receive payments from the Plan and dies before receiving all of the payments due him, any remaining payments shall be made to the contingent Beneficiary, if any, in a lump sum. If there is not contingent Beneficiary, the remaining payments shall be made to the estate of the Beneficiary. If payment is being made to a contingent Beneficiary who dies, the remaining payments shall be made to the estate of the contingent Beneficiary in a lump sum.

Notwithstanding the above, a married Participant or Former Participant shall be deemed to have designated his spouse as his Beneficiary unless the spouse of such Participant or Former Participant consents in writing to another named Beneficiary. The spouse’s consent must be witnessed by a Plan representative or a notary public and must acknowledge the effect of another Beneficiary designation. Such written consent is not valid unless it provides that the Beneficiary designation cannot be changed without the spouse’s consent, or expressly permits the spouse to relinquish his or her consent rights with respect to subsequent Beneficiary changes. Such consent shall not be required it if is established to the satisfaction of the Plan Administrator that the consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

If the Participant’s designated Beneficiary or spouse, if any, does not survive, or if a single Participant fails to name a Beneficiary, such payments will be made to the Participant’s estate.

For purposes of this Article XIV, a former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in § 414(p) of the Code.

Effective for distributions made after December 31, 2006, a designated Beneficiary will also include a non-spouse Beneficiary. For this purpose, a non-spouse Beneficiary means a Beneficiary other than (i) a surviving spouse or (ii) a spouse or former spouse who is an alternative payee under a Qualified Domestic Relations Order.

ARTICLE XV

MISCELLANEOUS

Section 15.1. Spendthrift Clause. No Amount payable or held in the accounts of any person shall be subject in any manner to anticipation, alienations, sale, transfer, assignment, pledge, encumbrance or charge, except in the case of a Qualified Domestic Relations Order as described in Code § 414(p) or as described in the special rules for judgments and settlements provisions set forth in Code Section 401(a)(13)(C) and Treasury Regulations related thereto for judgments, orders, decrees, and settlements arising on or after August 5, 1997, and any attempt to so anticipate the same shall be void.

Section 15.2 Determination of Qualified Domestic Relations Order (QDRO). A domestic relations order shall specifically state all of the following in order to be deemed a Qualified Domestic Relations Order (“QDRO”):

(a)	The name and last known mailing address (if any) of the Participant of each alternate payee covered by the domestic relations order. However, if the domestic relations order does not specify the current mailing address of the alternate payee, but the Plan Administrator has independent knowledge of that address, the domestic relations order may still be a valid QDRO.

(b)	The dollar amount or percentage of the Participant’s benefit to be paid by the Plan to each alternate payee, or the manner in which the amount of percentage will be determined.

(c)	The number of payments or period for which the domestic relations order applies.

(d)	The specific plan (by name) to which the domestic relations order applies.

A domestic relations order shall not be deemed a QDRO if it requires the Plan to provide:

(e)	any type of form or benefit, or any option not already provided for in the Plan;

(f)	increased benefits, or benefits in excess of the Participant’s vested rights;

(g)	payment of a benefit earlier than allowed by the Plan’s earliest retirement provision, or

(h)	payment of benefits to an alternate payee which are required to be paid to another alternate payee under another QDRO.

Promptly, upon receipt of a domestic relations order (“Order”) which may or may not be “Qualified”, the Plan Administrator shall notify the Participant and any alternate payee(s) named in the Order of such receipt, and include a copy of this Section 15.2. The Plan Administrator shall then forward the Order to the Plan’s legal counsel for an opinion as to whether or not the Order is in fact “Qualified” as defined in Code § 414(p). Within a reasonable time after receipt of the Order, not to exceed 60 days, the Plan’s legal counsel shall make a determination as to its “Qualified” status and the Participant and any alternate payee(s) shall be promptly notified in writing of the determination.

If the “Qualified” status of the Order is in question, there will be a delay in any payout to any payee including the Participant, until the status is resolved. In such event, the Plan Administrator shall segregate the amount that would have been payable to the alternate payee(s) if the Order had been deemed a QDRO. If the Order is not Qualified, or the status is not resolved (for example, it has been sent back to the Court for clarification or modification) within 18 months beginning with the date the first payment would have to be made under the Order, the Plan Administrator shall pay the segregated amounts plus interest to the person(s) who would have been entitled to the benefits had there been no Order. If a determination as to the Qualified status of the order is made after the 18-month period described above, then the Order shall only be applied on a prospective basis. If the Order is determined to be QDRO, the Participant and alternate payee(s) shall again be notified promptly after such determination. Once an order is deemed a QDRO, the Plan Administrator shall pay to the alternate payee(s) all the amounts due under the QDRO, including segregated amounts plus interest which may have accrued during a dispute as to the Order’s qualification.

For purposes of any distribution to an alternate payee under this Plan, the earliest retirement age with regard to the Participant against whom the order is entered shall be the date the order is determined to be qualified. This will only allow payouts to alternate payee(s) and not the Participant.

Section 15.3. Right of Parties. The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any persons for continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him or her without regard to the effect thereof under the Plan.

Section 15.4. Communication to Employees. The Plan Administrator shall communicate the terms of the Plan to the Employees as required by law.

Section 15.5. Resumption of Employment. For the purposes of the Plan, if active service is not resumed upon expiration of a leave of absence, the Employee shall be deemed to have terminated his employment when the Employee left the active service of the Employer, provided, that if such Employee dies during an authorized leave of absence, the benefits, if any, to which he or his Beneficiary is entitled shall be determined as if such death occurred while in the active service of the Employer.

Section 15.6. Expenses of the Plan and Trust. All costs of administering the Plan and any expenses of the Trustee other than normal brokerage charges which are included in the cost of securities purchased (or charged to proceeds in the case of sales) may be paid by the Trust, provided such costs may be paid by the Employer at its discretion.

ARTICLE XVI

AMENDMENT, TERMINATION, MERGER OR CONSOLIDATION OF PLAN

AND RECOVERY OF CONTRIBUTIONS

Section 16.1. Amendment of Plan. To provide for contingencies which may require or make advisable the clarification, modification or amendment of this Plan and Trust, the Employer reserves the right to amend the Plan at any time and from time to time, in whole or in part, including without limitation, retroactive amendments necessary or advisable to qualify the Plan and Trust under the provisions of Section 401(a) of the Code or any successor or similar statute hereafter enacted. No amendment shall cause any part of the assets of the Plan to revert to or be recoverable by the Employer or be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants and Beneficiaries. No amendment shall result in a reduction of any vested benefit, or elimination of any benefit option, except to the extent that such amendment may be necessary and permissible in order to enable the Plan to qualify or continue to qualify as tax-exempt under §401(a) of the Code. The foregoing notwithstanding, the Employer shall make no changes to the Trust resulting in any material modification of the Trustees rights, obligations or duties hereunder, without the prior written consent of the Trustee.

Section 16.2. Termination of Plan. In the event of the termination, partial termination, or complete discontinuance of contributions to the Plan, all Employer contributions shall cease and no additional Participants shall enter the Plan. The accounts of all Participants affected by the termination, partial termination or complete discontinuance shall become fully vested and nonforfeitable. The assets under the Plan shall be forthwith paid or transferred to the Participants, Former Participants, Beneficiaries or other successors in interest, as their interests may appear. Plan benefits shall be determined as of the Adjustment Date coinciding with or next following such termination, partial termination or discontinuance of said Plan. The Trust will continue until such time as the Plan benefit of each Participant has been distributed. For the purposes of the Plan, a termination of Employer contributions or a suspension or reduction of such contributions which amounts in effect to a termination of contributions, shall be regarded as a termination of the Plan.

Section 16.3. Merger or Consolidation. In the event of any merger or consolidation of the Plan with any other Plan, or a transfer of assets or liabilities of the Plan to any other Plan, the amount which each Participant in the Plan would receive if the Plan were terminated immediately after the merger, consolidation, or transfer shall be equal to or greater than the amount he would have been entitled to receive immediately preceding the merger, consolidation, or transfer. Provided, a separate account shall continue to be maintained for each Participant representing his interest in this Plan.

Section 16.4. Recovery of Employer’s Contribution. Subject to the general provisions of Code § 401(a)(2) and this Section 16.4, it is expressly intended that no distribution be made from this Trust for any purposes other than the satisfaction of Plan liabilities with respect to Employees and their beneficiaries. If a contribution to the Plan is made due to a mistake of fact, or if a contribution is conditioned on its deductibility and the deduction is disallowed, such Employer contribution may be returned to the Employer if such contribution is returned within one (1) year thereafter and if the amount returned does not exceed the excess of the actual contribution over the amount which would have been contributed had there been no mistake of fact or error in determining the deduction.

Notwithstanding any other provision of the Plan, if the Internal Revenue Service shall fail or refuse to issue a favorable written determination or ruling with respect to the initial qualification of the Plan from tax under Section 401(a) of the Code, all Employer contributions under Section 401(a), together with any income received or accrued thereon less any benefits or expenses paid shall, be returned to the Employer.

Section 16.5. Termination of Existence of Employer. In the event of the termination of the existence of the Employer, the Trust established as a part of or under this Plan shall not terminate (unless otherwise specifically directed by the Employer), but shall continue in existence so that:

(a)	The Trustee shall retain IN TRUST all the assets of the Trust Fund until all distributions have been made therefrom to the Participants or to their Beneficiaries in accordance with the Beneficiary Designation Form executed by each Participant;

(b)	The Trustee shall have the power and authority to amend the Plan and Trust in order to comply with applicable laws, regulations and rulings to maintain the qualified status of the Plan and Trust, but shall not have the power or authority to make any substantive changes which might adversely affect the rights of any Participant or Beneficiary; and,

(c)	All the other provisions of the Plan and Trust (except those which become unnecessary or inappropriate by reason of such termination, such as provisions relating to Employer contributions and Forfeitures) shall remain in full force and effect until all distributions shall have been made from the Trust to the Participants or to their Beneficiaries in accordance with the Beneficiary Designation Form executed by each Participant.

ARTICLE XVII

CLAIMS PROCEDURE

Section 17.1. Filing of a Claim for Benefits. A Participant or Beneficiary (the “claimant”) shall make a claim for the benefits provided under the Plan by filing a written claim with the Plan Administrator upon a form approved by the Committee.

Section 17.2. Notification to Claimant of Decision. Notice of a decision by the Committee with respect to a claim shall be furnished to the claimant within ninety days following the receipt of the claim by the Committee (or by ninety days following the expiration of the initial ninety-day period, in a case where there are some special circumstances requiring extension of time for processing the claim). If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Committee to the claimant prior to the expiration of the initial ninety-day period. The notice of extension shall indicate the special circumstances requiring the extension and the date by which the notice of decision with respect to the claim shall be furnished. Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claims shall be wholly or partially denied, such notice shall be in writing and worded in a manner calculated to be understood by the claimant and shall set forth: (a) the specific reason or reasons for the denial, (b) specific reference to pertinent provisions of the Plan on which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan’s claims review procedure. If the Committee fails to notify the claimant of the decision regarding his claim in accordance with this Article, the claim shall be deemed denied, and the claimant shall then be permitted to proceed with the claims review procedure provided in Section 17.3.

Section 17.3. Claims Review Procedure. Within sixty days following receipt by the claimant of notice of the claim denial, or within sixty days following the close of the ninety- day period referred to in Section 17.2, if the Committee fails to notify the claimant of the decision within such ninety-day period, the claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee pursuant to Section 17.4, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

Section 17.4. Decision on Review. The decision on review of a denied claim shall be made in the following manner.

(a)	The Committee shall make its decision regarding the merits of the denied claim promptly and within sixty days following receipt by the Committee of the request for review (or within 120 days after such receipt in a case where there are no special circumstances requiring extension of time for reviewing the appealed claim) shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

(b)	The decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant and shall cite specific references to the pertinent Plan provisions on which the decision is based.

(c)	The decision of the Committee shall be final and conclusive.

Section 17.5. Action by Authorized Representative of Claimant. All actions set forth in this Article to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.

ARTICLE XVIII

GOVERNING LAWS

Section 18.1. Applicable Law. This Plan and Trust shall be regulated, construed and administered under the laws of the State of North Carolina, unless preempted by federal law.

Section 18.2. Headings. The headings and subheadings in this Plan have been inserted for convenience and reference only and are to be ignored in any construction of the provisions hereof.

IN WITNESS WHEREOF, the Bank of Oak Ridge Employee Stock Ownership Plan and Trust is, by authority of the Board of Directors of the Employer, executed on behalf of the Employer and Trustee this      day of             , 2010

BANK OF OAK RIDGE

By:
Authorized Officer

TRUSTEES

Lynda J. Anderson

Douglas G. Boike

Herbert M. Cole

James W. Hall

John S. Olmsted

Thomas W. Wayne

Ronald O. Black

Wanda C. Ladd